UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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F5 Networks, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF FISCAL YEAR 2018 ANNUAL SHAREHOLDERS MEETING

Date	March 14, 2019

Time	11:00 a.m. Pacific Time

Place	F5 Networks, Inc., 351 Elliott Avenue West, Seattle, Washington 98119

Record Date	January 7, 2019. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.

Items of Business	1.	to elect 11 directors nominated by the Board of Directors of the Company to hold office until the annual meeting of shareholders for fiscal year 2019;
	2.	to approve the F5 Networks, Inc. 2014 Incentive Plan as amended and restated to increase the number of shares of common stock issuable under the 2014 Plan by an additional 1,750,000 shares;
	3.	to approve the F5 Networks, Inc. 2011 Employee Stock Purchase Plan as amended and restated to increase the number of shares of common stock issuable under the ESPP by an additional 2,000,000 shares;
	4.	to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019;
	5.	to approve, on an advisory basis, the compensation of our named executive officers;
	6.	to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Virtual Opportunity
You may also attend the Annual Meeting online, including submitting questions, at www.virtualshareholdermeeting.com/FFIV2019. You will not be able to vote within the virtual opportunity. If you wish to vote, please follow the proxy voting instructions provided.

By Order of the Board of Directors,

SCOT F. ROGERS Secretary

Seattle, Washington
January 25, 2019

YOUR VOTE IS IMPORTANT!

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, please promptly vote and submit your proxy by phone, over the Internet, or by signing, dating, and returning the accompanying proxy card in the enclosed, prepaid, return envelope. If you decide to attend the annual meeting and are a registered shareholder, or have obtained a “Legal Proxy” from your broker, you will be able to vote in person, even if you have previously submitted your proxy. If you decide to attend the virtual meeting online at www.virtualshareholdermeeting.com/FFIV2019, you will not be able to vote within that virtual opportunity.

Important Notice Regarding the Availability of Proxy Materials for
the Company’s Annual Meeting of Shareholders on March 14, 2019.

The F5 Networks, Inc. Proxy Statement and 2018 Annual Report to Shareholders are available online at
www.proxyvote.com and www.f5.com/company/investor-relations.

Please do not return the enclosed paper ballot if you are voting over the Internet or by telephone.

VOTE BY INTERNET	VOTE BY TELEPHONE
www.proxyvote.com 24 hours a day/7 days a week	1-800-690-6903 via touch tone 24 hours a day/7 days a week

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 13, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 13, 2019. Have your proxy card in hand when you call and then follow the instructions.

Your cooperation is appreciated since a majority of the shares of Common Stock entitled to vote must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

Please note that brokers may not vote your shares on the election of directors or on the advisory vote on compensation or the proposals to approve the 2014 Incentive Plan and the 2011 Employee Stock Purchase Plan in the absence of your specific instructions as to how to vote. Please vote your proxy so your vote can be counted.

F5 NETWORKS, INC.
401 Elliott Avenue West Seattle,
Washington 98119

PROXY STATEMENT
FISCAL YEAR 2018 ANNUAL MEETING OF SHAREHOLDERS

F5 Networks, Inc. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the annual meeting of shareholders to be held on March 14, 2019, at 11:00 a.m., Pacific Time, at the Company offices located at 351 Elliott Ave. West, Seattle, Washington 98119 and at any adjournments thereof (the “Annual Meeting”). As used herein, “we,” “us,” “our,” “F5” or the “Company” refers to F5 Networks, Inc., a Washington corporation. These materials are being mailed to shareholders on or about January 25, 2019. The Company’s principal executive offices are located at 401 Elliott Avenue West, Seattle, Washington 98119. The Company’s telephone number at that location is 206-272-5555.

PROXY SUMMARY

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Time and Date — March 14, 2019 at 11:00 a.m. PT

Place — F5 Networks, Inc., 351 Elliott Avenue West, Seattle, Washington 98119

Record Date — Shareholders as of January 7, 2019 are entitled to vote

Meeting Agenda

•	Election of 11 directors listed in this Proxy Statement and on the proxy card
•	To approve the F5 Networks, Inc. 2014 Incentive Plan as amended and restated to increase the number of shares of common stock issuable under the 2014 Plan by an additional 1,750,000 shares
•	To approve the F5 Networks, Inc. 2011 Employee Stock Purchase Plan as amended and restated to increase the number of shares of common stock issuable under the ESPP by an additional 2,000,000 shares
•	Ratification of PricewaterhouseCoopers LLP (“PWC”) as our independent registered public accounting firm for fiscal year 2019
•	Advisory vote on executive compensation
•	Transact other business that may properly come before the meeting

Voting Matters and Vote Recommendation

Proposal	Board Vote Recommendation	Page References for More Detail
Proposal 1. To elect 11 directors nominated by the Board to hold office until the annual meeting of shareholders for fiscal year 2019	FOR (each nominee)	pp. 46
Proposal 2. To approve the F5 Networks, Inc. 2014 Incentive Plan as amended and restated to increase the number of shares of common stock issuable under the 2014 Plan by an additional 1,750,000	FOR	pp. 47
Proposal 3. To approve the F5 Networks, Inc. 2011 Employee Stock Purchase Plan as amended and restated to increase the number of shares of common stock issuable under the ESPP by an additional 2,000,000 shares
	FOR	pp. 53
Proposal 4. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019	FOR	pp. 57
Proposal 5. Advisory vote to approve the compensation of our named executive officers	FOR	pp. 58

Board & Governance Highlights

Independent Board Chair	Majority Voting for All Directors
9 of 12 Board Members (including nominees) are Independent	Annual Board Self-Assessment Process
Declassified Board — all Directors elected annually beginning at the annual meeting for fiscal year 2015	Independent Directors Meet Without Management Present
Share Ownership Guidelines for Executives & Directors	Prohibition on Hedging, Pledging and Short Sale of Company Stock

Performance Highlights

•	Record annual revenue $2.161 billion, up 3.4% over fiscal year 2017.
•	Record cash flows from operations of $761 million.
•	Record GAAP net income of $454 million.
•	$600 million returned to shareholders through stock buybacks.

Awards and Company Recognition

•	F5’s BIG-IP Application Security Manager and Silverline WAF won SC Magazine’s Trust Award for Best Web Application Solution
•	F5 positioned in Forrester’s Wave for Web Application Firewalls as a “Leader”
•	F5 took honors for the greatest year-over-year cybersecurity revenue growth in the U.S. at the B2B Channel Performance Awards
•	Six Company employees were included in CRN’s 2018 Women of the Channel
•	F5 won NetworkWorld Asia Information Management Awards for Application Delivery Controllers, DDoS Protection, and Managed Security Services

Compensation Policies and Practices Linked to Shareholder Value Creation and Mitigation of Risk

•	We emphasize pay for performance and align executive compensation with the Company’s business objectives and performance, and the creation of shareholder value.
•	Incentive-based compensation is at risk if certain threshold performance metrics are not achieved.
•	No excise tax gross-ups — the Company does not provide “golden parachute” excise tax gross-ups upon a change in control of the Company.
•	The Company offers its executive officers only modest perquisites that are supported by a business interest and are consistent with broad-based benefit plans available to other employees.
•	Independent compensation consultant — the Compensation Committee retains an independent compensation consulting firm which provides no other services to the Company other than services for the Compensation Committee.
•	Stock Ownership Guidelines — the Board and Company executives are subject to stock ownership requirements that encourage alignment with the interests of shareholders.
•	Clawback policy — incentive compensation for all of the NEOs may be subject to recoupment in the event the Company restates its reported financial results to correct a material accounting error on an interim or annual financial statement included in a report on Form 10-Q or 10-K due to material noncompliance with a financial reporting requirement.
•	No hedging or pledging of stock — executive officers are prohibited from entering into hedging or pledging transactions or trading in puts, calls or other derivatives of the Company’s Common Stock or otherwise engaging in short sales of Common Stock of the Company.
•	No re-pricing of options — under the terms of the F5 Networks, Inc. 2014 Incentive Plan, the re-pricing of underwater options is prohibited absent shareholder approval.
•	Double-trigger change of control agreements — the Company’s change of control agreements with its executives contain a “double trigger” feature.
•	Annual Advisory Vote on Executive Compensation.

Director Nominees

The following table provides summary information about each director nominee. Each director named below is a continuing director and all directors are elected annually by a majority of votes cast.

Name	Age	Director Since	Occupation	Independent	Other Public Boards	Audit	Compensation	Nominating & Governance
A. Gary Ames	74	7/2004	Retired President and Chief Executive Officer, MediaOne International	✔			M	C

Sandra E. Bergeron	60	1/2013	Board Member, Sophos Group PLC and Lead Independent Director, Qualys, Inc.	✔	X		C	M

Deborah L. Bevier	67	7/2006	Principal, DL Bevier Consulting LLC	✔		M	M

Michel Combes	56	7/2018	Chief Executive Officer, Sprint	✔	X			M

Michael L. Dreyer	55	10/2012	Chief Operations Officer, Silicon Valley Bank	✔	X	M		M

Alan J. Higginson	71	5/1996	Chairman of the Board, F5 Networks, Inc.; Former Chairman, Hubspan, Inc.	✔			M	M

Peter S. Klein	56	3/2015	Board Member, Denali Therapeutics. Retired Chief Financial Officer, Microsoft	✔	X	M, F

François Locoh-Donou	47	4/2017	President and Chief Executive Officer, F5 Networks, Inc.

John McAdam	67	7/2000	Board Member at Tableau Software and Nutanix. Former President and Chief Executive Officer, F5 Networks, Inc.		X

Nikhil Mehta	41	1/2019	Chief Executive Officer, Gainsight, Inc.

Marie E. Myers	50	1/2019	Chief Financial Officer, UiPath Inc.	✔		M, F

C = Chair
M = Member
F = Financial Expert

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

Why am I receiving these materials?

You are receiving these materials because you are a shareholder of the Company as of the close of business on January 7, 2019 (the “Record Date”) and are entitled to receive notice of the Annual Meeting and to vote on matters that will be presented at the meeting. This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the election of A. Gary Ames, Sandra E. Bergeron, Deborah L. Bevier, Michel Combes, Michael L. Dreyer, Alan J. Higginson, Peter S. Klein, François Locoh-Donou, John McAdam, Nikhil Mehta and Marie E. Myers as directors to hold office until the annual meeting of shareholders for fiscal year 2019;
•	FOR the proposal to approve the F5 Networks, Inc. 2014 Incentive Plan as amended and restated to increase the number of shares of common stock issuable under the 2014 Plan by an additional 1,750,000 shares; and
•	FOR the proposal to approve the F5 Networks, Inc. 2011 Employee Stock Purchase Plan as amended and restated to increase the number of shares of common stock issuable under the ESPP by an additional 2,000,000 shares; and
•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019; and
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers.

Will there be any other items of business on the agenda?

The Company is not aware, as of the date of this Proxy Statement, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment.

Who is entitled to vote at the Annual Meeting?

Only holders of our common stock, no par value (the “Common Stock”), at the close of business on the Record Date may vote at the Annual Meeting. We refer to the holders of Common Stock as “shareholders” throughout this proxy statement. Each shareholder is entitled to one vote for each share of Common Stock held as of the Record Date.

What constitutes a quorum, and why is a quorum required?

We need a quorum of shares of Common Stock eligible to vote to conduct business at our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote at the close of business on the Record Date are represented at the Annual Meeting either in person or by proxy. As of the close of business on the Record Date, we had 60,008,456 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, meaning that 30,004,229 shares of Common Stock must be represented in person or by proxy to have a quorum. Abstentions and broker non-votes (as described below) will also count towards the quorum requirement. Your shares will be counted toward the number needed for a quorum if you: (i) submit a valid proxy card or voting instruction form, (ii) give proper instructions over the telephone or on the Internet, or (iii) in the case of a shareholder of record, attend the Annual Meeting in person.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

•	Shareholder of Record. You are a shareholder of record if at the close of business on the Record Date your shares were registered directly in your name with American Stock Transfer, our transfer agent.
•	Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like many of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other nominee. If you do not provide your broker or nominee with instructions on how to vote your shares or a legal proxy, your broker or nominee will be able to vote your shares with respect to some, but not all, of the proposals. Please see “What will happen if I do not vote my shares?” and “What if I do submit my proxy but do not specify how my shares are to be voted?” for additional information.

How do I vote?

Shareholders of Record. If you are a shareholder of record, there are several ways for you to vote your shares:

•	Voting by Mail. You may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than March 13, 2019 to be voted at the Annual Meeting. If you vote by telephone or on the Internet, please do not return your proxy card unless you wish to change your vote.
•	Voting by Telephone. You may vote by telephone by using the toll-free number listed on your proxy card.
•	Voting on the Internet. You may vote on the Internet by using the voting portal found at www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded. Voting via the Internet is a valid proxy voting method under the laws of the State of Washington (our state of incorporation).
•	Voting in Person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. To get directions to get to the annual meeting please contact Investor Relations at 206-272-5555. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting. PLEASE NOTE – you cannot vote your shares at the Annual Meeting unless you attend the Annual Meeting in person. Virtual attendance at the meeting via the webcast will not enable you to vote your shares.

Beneficial Owners. You may vote by the method explained on the proxy card or the information you receive from the broker, nominee or other record holder. If a beneficial shareholder would like to attend the shareholders’ meeting and cast a vote in person, they may do so by requesting a legal proxy from their bank or broker. Instructions for obtaining the legal proxy are on the Vote Instruction Form or Notice of Internet Availability.

Can I vote “virtually” by attending the Annual Meeting via the webcast?

No. You cannot vote your shares at the Annual Meeting unless you attend the Annual Meeting in person. Virtual attendance at the meeting via the webcast will not enable you to vote your shares. We recommend that you submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted.

Can I revoke or change my vote after I submit my proxy?

Yes. You may revoke or change your vote after submitting your proxy by one of the following procedures:

•	Delivering a proxy revocation or another proxy bearing a later date to the Secretary of the Company at 401 Elliott Avenue West, Seattle, Washington 98119 before or at the Annual Meeting;

•	If you have voted by internet or telephone and still have your control number, you may change your vote via internet or telephone up until 11:59 p.m. Eastern Time the day before the Annual Meeting;
•	Shareholders of Record - by attending the Annual Meeting and voting in person;
•	Beneficial Owners - by obtaining a “legal proxy” from your broker or other nominee, attending the Annual Meeting and voting in person.

Please note that attendance alone at the Annual Meeting will not revoke a proxy; you must actually vote in person at the meeting.

What will happen if I do not vote my shares?

•	Shareholders of Record. If you are the shareholder of record of your shares and you do not vote by mail, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.
•	Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under applicable stock exchange rules, your broker or nominee does not have discretion to vote your shares on non-routine matters, which include Proposals 1, 2, 3 and 5. However, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 4.

What if I do submit my proxy but do not specify how my shares are to be voted?

If you are a shareholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	FOR the election of A. Gary Ames, Sandra E. Bergeron, Deborah L Bevier, Michel Combes, Michael L. Dreyer, Alan J. Higginson, Peter S. Klein, François Locoh-Donou, John McAdam, Nikhil Mehta and Marie E. Myers as directors to hold office until the annual meeting of shareholders for fiscal year 2019;
•	FOR approval of the F5 Networks, Inc. 2014 Incentive Plan as amended and restated to increase the number of shares of common stock issuable under the 2014 Plan by an additional 1,750,000 shares;
•	FOR approval of the F5 Networks, Inc. 2011 Employee Stock Purchase Plan as amended and restated to increase the number of shares of common stock issuable under the ESPP by an additional 2,000,000 shares;
•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019; and
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers.

What is the effect of an abstention or a “broker non-vote”?

Brokers or other nominees who hold shares of Common Stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. If you abstain from voting on a proposal, or if a broker or nominee indicates it does not have discretionary authority to vote on a proposal, the shares will be counted for the purpose of determining if a quorum is present, but will not be included in the vote totals with respect to the proposal. Furthermore, any abstention or broker non-vote will have no effect on the proposals to be considered at the Annual Meeting since these actions do not represent votes cast by shareholders.

What is the vote required for each proposal?

Proposal	Vote Required*	Broker Discretionary Voting Allowed
Proposal 1 — Election of 11 directors nominated by the Board to hold office until the annual meeting of shareholders for fiscal year 2019 and until his or her successor is elected and qualified	Majority of Votes Cast	No
Proposal 2 — To approve the F5 Networks, Inc. 2014 Incentive Plan as amended and restated to increase the number of shares of common stock issuable under the 2014 Plan by an additional 1,750,000 shares
	Majority of Votes Cast	No
Proposal 3 — To approve the F5 Networks, Inc. 2011 Employee Stock Purchase Plan as amended and restated to increase the number of shares of common stock issuable under the ESPP by an additional 2,000,000 shares
	Majority of Votes Cast	No
Proposal 4 — Advisory vote to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019	Majority of Votes Cast	Yes
Proposal 5 — Advisory vote to approve the compensation of our named executive officers	Majority of Votes Cast	No
*	Under Washington law and the Company’s Third Amended and Restated Articles of Incorporation (the “Articles”) and Sixth Amended and Restated Bylaws (the “Bylaws”), if a quorum exists at the meeting, a nominee for director in an uncontested election will be elected by the vote of the majority of votes cast. A majority of votes cast means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. If a director nominee who is an incumbent does not receive the requisite votes, that director’s term will end on the earliest of (i) the date on which the Board appoints an individual to fill the office held by that director; (ii) 90 days after the date on which an inspector determines the voting results as to that director; or (iii) the date of the director’s resignation. With respect to Proposals 2, 3, 4 and 5, a majority of votes cast means that the number of votes cast “FOR” the matter exceeds the number of votes cast “AGAINST” the respective matter.

With respect to Proposal 1, you may vote FOR the nominee, AGAINST the nominee, or you may vote ABSTAIN as to the nominee. The nominee will be elected if he receives more FOR votes than AGAINST votes. Proxies may not be voted for more than 11 directors and shareholders may not cumulate votes in the election of directors.

With respect to Proposals 2, 3, 4 and 5, you may vote FOR, AGAINST or ABSTAIN as to each proposal.

What happens if the Annual Meeting is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Who is making this proxy solicitation and paying for the costs of this proxy solicitation?

The Board of Directors of the Company is soliciting the proxies accompanying this Proxy Statement. The Company will pay all of the costs of this proxy solicitation. However, you will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mail solicitation, officers, directors, and employees of the Company may solicit proxies personally or by telephone, without receiving additional compensation. The Company has retained Advantage Proxy to assist with the solicitation of proxies in connection with the Annual Meeting. The Company will pay Advantage Proxy customary fees, which are expected to be $5,750 plus expenses. The Company, if requested, will pay brokers, banks, and other fiduciaries that hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to shareholders.

How can I find the results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results on a Form 8-K within four business days of the Annual Meeting. The Form 8-K will be available on our website at www.f5.com under the “Company — Investor Relations— View All SEC Filings” link section.

CORPORATE GOVERNANCE

Committees of the Board

The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees (collectively, the “Standing Committees”). Each of the Standing Committees has a charter, copies of which are available on our website at www.f5.com under the “Company — Investor Relations” section.

Audit Committee. As described more fully in the Audit Committee charter, the functions of the Audit Committee include selecting, evaluating and, if necessary, replacing the Company’s independent registered public accounting firm; reviewing and approving the planned scope, proposed fee arrangements and results of the annual audit; approving any proposed non-audit services to be provided by the independent registered public accounting firm; overseeing the adequacy of accounting and financial controls; reviewing the independence of the independent registered public accounting firm; and overseeing the Company’s financial reporting process on behalf of the Board of Directors. The current Audit Committee members are Messrs. Chadwick (chairman), Dreyer and Klein and Mses. Bevier and Myers. The Board of Directors has determined that Messrs. Chadwick and Klein and Ms. Myers are “audit committee financial experts” as defined in Item 407 of Regulation S-K. Each current member of the Audit Committee is, and each member of the Audit Committee during fiscal year 2018 was, an independent director as defined by the Nasdaq Listing Rules (as independence is currently defined in Rule 5605(a)(2)).

Compensation Committee. The Compensation Committee conducts an annual review to determine whether the Company’s executive compensation program is meeting the goals and objectives set by the Board of Directors. The Compensation Committee recommends for approval by the Board of Directors the compensation for the Chief Executive Officer and directors, including salaries, incentive compensation levels and stock awards, and reviews and approves compensation proposals made by the Chief Executive Officer for the other executive officers. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee or of the Board of Directors or to Company officers to perform certain of its duties on its behalf. The Compensation Committee members are Mses. Bergeron (chair) and Bevier and Messrs. Ames and Higginson. Each current member of the Compensation Committee is, and each member of the Compensation Committee during fiscal year 2018 was, an independent director as defined by the Nasdaq Listing Rules. In fiscal year 2018, the Compensation Committee retained an outside independent compensation consultant, Mercer, to advise the Compensation Committee on executive compensation issues. Mercer provided the Compensation Committee peer and survey group cash and equity compensation data, including 50th and 75th percentile base salary, total cash, long-term incentive and total direct compensation data. For additional information about the Compensation Committee and the information provided by Mercer to the Compensation Committee, see the description of the Compensation Committee’s activities in the “Executive Compensation — Compensation Discussion and Analysis” section. The Compensation Committee has determined that the work of Mercer has not raised any conflict of interest as defined in Item 407 of Regulation S-K.

Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee (the “Nominating Committee”) are to identify new potential Board members, recommend Board nominees, evaluate the Board’s performance, and provide oversight of corporate governance and ethical conduct. The Nominating Committee members are Messrs. Ames (chairman), Combes, Dreyer and Higginson and Ms. Bergeron. Each current member of the Nominating Committee is, and each member of this committee during fiscal year 2018 was, an independent director as defined by the Nasdaq Listing Rules.

Board Leadership

The Company currently separates the roles of Chief Executive Officer and Chairman of the Board. Mr. Locoh-Donou, the President and Chief Executive Officer, is responsible for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company. Mr. Higginson, the Chairman of the Board, sets the agenda for and presides at Board meetings, and coordinates the Board’s communications with Mr. Locoh-Donou and the Company’s senior management team. The Board believes this current structure balances the needs for the President and Chief Executive Officer to run the Company on a day-to-day basis with the benefit provided to the Company by Mr. Higginson’s perspective as an independent member of the Board.

Risk Oversight

Assessing and managing risk is the responsibility of the Company’s senior management team. The Board of Directors oversees certain aspects of the Company’s risk management efforts, and reviews and consults at each of the regular quarterly Board meetings with the Company’s senior management team and the Company’s Vice President of Internal Audit on strategic and operational opportunities, challenges and risks faced by the Company. In fiscal year 2010, the Company implemented an enterprise risk management program. The Company retained Ernst & Young to assist the Company in performing an enterprise risk assessment to identify key strategic, operating, legal and compliance, and financial risks, evaluate the significance of those risks, formulate a risk profile which identified relevant risk levels and management control efforts, and develop action plans to address these key risks. The Company’s senior management team regularly reviews and evaluates these key risks and the effectiveness of the Company’s risk management programs, and reported back to the Audit Committee and the full Board of Directors on a regular basis during fiscal year 2018. In addition, the Audit Committee oversees the Company’s financial risk exposures, financial reporting, internal controls and internal information systems. The Compensation Committee oversees the Company’s executive compensation programs, monitors the administration of the Company’s various equity compensation plans, and conducts compensation-related risk assessments. The Nominating Committee oversees risk related to the Company’s overall corporate governance profile and ratings; board and committee composition and structure; and director independence. Each Committee presents regular reports to the full Board of Directors. The Board’s role in risk oversight has not had any effect on the Board’s leadership structure.

In conjunction with the Company’s enterprise risk assessment, management identifies potential cyber risks associated with the Company’s business and discusses those risks and risk mitigation efforts as part of its enterprise risk assessment review with the full Board. In addition, in conjunction with its oversight of internal information systems, the Audit Committee receives periodic updates from the Company’s Chief Information Security Officer and Chief Information Officer on cyber security related topics including cyber threats to the Company and the status of the Company’s cyber security posture and risk mitigation efforts.

Compensation Committee Interlocks and Insider Participation

The following directors served as members of the Compensation Committee during some or all of fiscal year 2018: Mses. Bergeron (chair) and Bevier and Messrs. Ames, Dreyer, Higginson, and Smith (resigned in February 2018). None of these persons has at any time been an officer or employee of the Company. During fiscal year 2018, none of the Company’s executive officers served as a member of the board of directors or compensation committee of any entity that has had one or more executive officers that served as a member of the Company’s Board of Directors or Compensation Committee.

Related Person Transactions Policy and Procedures

As set forth in the written charter of the Audit Committee of the Board of Directors, any related person transaction involving a Company director or executive officer must be reviewed and approved by the Audit Committee. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. Related persons include any director or executive officer, certain shareholders and any of their “immediate family members” (as defined by SEC regulations). To identify any related person transaction, the Company requires each director and executive officer to complete a questionnaire each year requiring disclosure of any prior or proposed transaction with the Company in which the director, executive officer or any immediate family member might have an interest. Each director and executive officer is directed to notify the Company’s Executive Vice President and General Counsel of any such transaction that arises during the year, and the Company’s Chief Financial Officer reports to the Audit Committee on a quarterly basis regarding any potential related person transaction. In addition, the Board of Directors determines on an annual basis which directors meet the definition of independent director under the Nasdaq Listing Rules and reviews any director relationship that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. A copy of the Company’s “Policy and Procedures for Approving Related-Person Transactions” is available on our website at www.f5.com under the “Company — Investor Relations” section.

Certain Relationships and Related Person Transactions

The Company’s Articles limit the liability of the Company’s directors for monetary damages arising from their conduct as directors, except to the extent otherwise required by the Articles of Incorporation and the

Washington Business Corporation Act. The Articles also provide that the Company may indemnify its directors and officers to the fullest extent permitted by Washington law, including in circumstances in which indemnification is otherwise discretionary under Washington law. The Company has entered into indemnification agreements with the Company’s directors and certain officers for the indemnification of, and advancement of expenses to, these persons to the fullest extent permitted by law. The Company also intends to enter into these agreements with the Company’s future directors and certain future officers.

Meetings of the Board of Directors and Standing Committees; Attendance at Annual Meeting

The Company’s Board of Directors met or acted by unanimous written consent 12 times during fiscal year 2018. The Audit Committee met 8 times and the Compensation Committee met or acted by unanimous written consent 11 times. During fiscal year 2018, the Nominating and Corporate Governance Committee met 9 times. The outside directors met 3 times during fiscal 2018, with no members of management present. Each member of the Board of Directors attended 75% or more of the Board of Directors meetings during fiscal year 2018. Each member of the Board of Directors who served on one or more of the Standing Committees attended at least 75% of the total number of meetings of the Standing Committees on which the director served during fiscal year 2018. All directors are also expected to attend the Company’s annual meetings of shareholders. All directors attended the Company’s annual meeting of shareholders for fiscal year 2018 except Messrs. Dreyer, Higginson and McAdam and Ms. Bergeron.

Code of Ethics for Senior Financial Officers

We have adopted a Code of Ethics for Senior Financial Officers that applies to certain of our senior officers, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics for Senior Financial Officers is posted under the “Company — Investor Relations” section of the Company’s website, www.f5.com. A copy of the Code of Ethics may be obtained without charge by written request to the Company’s Corporate Secretary. We also have a separate Code of Conduct that applies to all of the Company’s employees, which may also be found under the “Company — Investor Relations” section of our website.

BOARD OF DIRECTORS

The Board of Directors of the Company currently consists of 12 directors. Mr. Chadwick will not stand for re-election to the Board. The Board of Directors has nominated the following 11 directors for election to the Board of Directors at the Annual Meeting:

Name	Director Since
A. Gary Ames	7/2004
Sandra E. Bergeron	1/2013
Deborah L. Bevier	7/2006
Michel Combes	7/2018
Michael L. Dreyer	10/2012
Alan J. Higginson	5/1996
Peter S. Klein	3/2015
François Locoh-Donou	4/2017
John McAdam	7/2000
Nikhil Mehta	1/2019
Marie E. Myers	1/2019

All directors or their respective successors will stand for election on an annual basis. The nominees have consented to serve as directors of the Company if elected. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for a substitute nominee as the Company may designate.

Director Independence

The Nasdaq Listing Rules require that a majority of the Company’s directors be “independent,” as defined by Nasdaq Listing Rule 5605(a)(2) and determined by the Board of Directors. The Board of Directors consults with the Company’s legal counsel to ensure that the Board of Directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent.” After a review of relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors determined that the following directors and nominees were independent: A. Gary Ames, Sandra E. Bergeron, Deborah L. Bevier, Jonathan C. Chadwick, Michel Combes, Michael L. Dreyer, Alan J. Higginson, Peter S. Klein and Marie E. Myers. Because they are the Company’s current and former President and Chief Executive Officer, Messrs. Locoh-Donou and McAdam, respectively, are not considered independent.

In addition, regarding Mr. Mehta, although Mr. Mehta’s brother-in-law is not a partner in PwC’s audit or accounting practice, is not involved in the auditing of the Company’s financial statements or in otherwise providing services to the Company, and works out of a different office than the Company’s PwC auditors, under Nasdaq Listing Rule 5605(a)(2), Mr. Mehta may not be considered an independent director because his brother-in-law is a principal in PwC’s IT consulting practice in the San Jose, California office. Despite this, the Company believes that Mr. Mehta’s strong background as the CEO of a SaaS company and his deep technical experience make him a strong candidate for the Board.

Stock Ownership Guidelines for Directors

In October 2010, the Board of Directors adopted stock ownership guidelines for the Company’s directors and executive officers. Directors are required to own shares of Common Stock equal in value to five times the directors’ annual cash retainer. Directors are required to achieve this ownership level within three years of joining the Board. Shares of Common Stock that count toward satisfaction of the guidelines include shares purchased on the open market, shares obtained through stock option exercises, shares obtained through grants of Restricted Stock Units (“RSUs”), and shares beneficially owned in a trust, by a spouse and/or minor children. Shares owned by directors are valued at the greater of (i) the price at the time of acquisition/purchase or (ii) the current market value.

Nominees and Continuing Directors

The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

François Locoh-Donou, age 47, has served as our President, Chief Executive Officer and a director since April 2017. Prior to joining us, Mr. Locoh-Donou served as Chief Operating Officer at Ciena, a network strategy and technology company, from November 2015 to January 2017 and as Senior Vice President, Global Products Group, from August 2011 until November 2015. He is also the co-founder and Chairman of Cajou Espoir, a social enterprise focused on cashew-processing that employs several hundred people in rural Togo, 80 percent of whom are women. Mr. Locoh-Donou holds an engineering degree from École Centrale de Marseille and a Masters in Sciences from Télécom ParisTech in France and a M.B.A. from the Stanford Graduate School of Business.

Mr. Locoh-Donou has led the Company since April 2017. Mr. Locoh-Donou brings nearly two decades of enterprise technology experience building a wide range of products, teams and operations around the world. He has held numerous successive leadership positions prior to joining the Company including Vice President and General Manager, EMEA; Vice President, International Sales; and Vice President, Marking. Prior to joining Ciena, he held research and development roles for a French opto-electronics company. He brings multidisciplinary and multinational experience, ranging from product development to operations to sales. He is the sole member of management on the Board of Directors and serves a critical role in the communication between the Board of Directors and the Company’s senior management team.

Alan J. Higginson, age 71, has served as Board of Directors chair since April 2004 (with the exception of the period of July 1, 2015 to December 13, 2015 when he served as our Lead Independent Director), and as one of our directors since May 1996. Mr. Higginson served as Chairman of Hubspan, Inc., an e-business infrastructure provider, from September 2009 to March 2012. He served as President and Chief Executive Officer of Hubspan from August 2001 to September 2007. From November 1995 to November 1998, Mr. Higginson served as President of Atrieva Corporation, a provider of advanced data backup and retrieval technology.

Mr. Higginson also serves as a director of Pivot3, Inc., a privately-held company that develops and markets automated hyperconverged infrastructure solutions. Mr. Higginson also served as a director of adeptCloud Inc., a privately-held company that provides cloud-based collaboration services and Clarity Health Services, a privately-held company that provides web-based health care coordination services. Mr. Higginson holds a B.S. in Commerce and an M.B.A. from Santa Clara University.

Mr. Higginson has over 30 years of experience as a senior executive in a wide range of both public and private software and other technology companies. His experience includes leading worldwide sales organizations and the management of international joint ventures and distribution channels. He has also been active in a number of software and technology industry associations, and as an advisor to early-stage technology companies. Mr. Higginson joined our Board of Directors shortly after the Company was founded. His deep understanding of the Company’s historical and current business strategies, objectives and technologies provides an important and insightful perspective for our Board of Directors.

A.Gary Ames, age 74, has served as one of our directors since July 2004. Mr. Ames served as President and Chief Executive Officer of MediaOne International, a provider of broadband and wireless communications from July 1995 until his retirement in June of 2000. From January 1990 to July 1995, he served as President and Chief Executive Officer of US West Communications, a regional provider of residential and business telephone services, and operator and carrier services. Mr. Ames also serves as a director of MMGL Corporation (formally known as Schnitzer Investment Corp.), a privately-held investment firm with interests in commercial, industrial and multi-family properties, real estate development projects, and other industries. Mr. Ames served as a director of Tektronix, Inc., a publicly-traded supplier of test, measurement, and monitoring products, from 1993 to 2008; SuperValu, Inc., a publicly-traded food and drug retailer, from 2006 to 2010 and iPass, Inc., a publicly-traded enterprise mobility company, from 2002 to 2010. Mr. Ames holds a B.A. in Finance from Portland State University.

Mr. Ames has extensive experience as a senior executive and chief executive officer in the telecommunications industry in the United States, South America, Europe and Asia. He provides to the Board of Directors valuable insight into large telecommunications enterprises, which are an important customer base for the Company. For over twenty years, Mr. Ames has served on a number of other boards, as chairman of compensation and governance committees, and as a member of public company audit committees. Mr. Ames brings to the Board of Directors expertise and insight as a former chief executive officer, broad experience as director at a wide range of companies and international business experience.

Sandra E. Bergeron, age 60, has served as one of our directors since January 2013. From 2004 until 2012, Ms. Bergeron was a venture partner at Trident Capital, Inc., a venture capital firm. Ms. Bergeron currently serves as Lead Independent Director of Qualys, Inc., a publicly-traded provider of cloud security and compliance solutions, and on the board of directors of Sophos Group PLC, a London Stock Exchange publicly-traded provider of IT security and data protection products. Previously, she served as chairman of TraceSecurity, a privately-held provider of cloud-based security solutions and IT governance, risk and compliance management solutions and as a director of TriCipher, a privately-held secure access management company acquired by VMware in August 2010. She also served on the board of ArcSight, Inc., a publicly-traded security and compliance management company acquired by Hewlett-Packard Company in September 2010. Ms. Bergeron holds a BBA in Information Systems from Georgia State University and an M.B.A. from Xavier University in Cincinnati, Ohio.

Ms. Bergeron has extensive experience in network and data security and related public policy issues. She has a national reputation as an expert on computer security matters. In addition, she has extensive experience as a director of public and private technology companies, and as an executive managing product development and sales teams in the computer and internet security industries.

Deborah L. Bevier, age 67, has served as one of our directors since July 2006. Ms. Bevier has been the principal of D.L. Bevier Consulting LLC, an organizational and management consulting firm, since 2004. Prior to that time, from 1996 until 2003, Ms. Bevier served as a director, President and Chief Executive Officer of Laird Norton Financial Group and its predecessor companies, an independent financial advisory services firm. From 1973 to 1996, Ms. Bevier held numerous leadership positions with KeyCorp, including chairman and Chief Executive Officer of Key Bank of Washington. Ms. Bevier served on the board of directors of Outerwall, Inc. (formerly Coinstar, Inc.), a publicly-traded multi-national provider of services to retailers from 2002 to 2014. She served on the board of directors of Fisher Communications, Inc., a publicly-traded media and communications company, from 2003 to 2010, and Puget Sound Bank, a commercial bank, from 2006 to 2008. Ms. Bevier holds a B.S. in Economics from SUNY New Paltz and a graduate degree from Stonier Graduate School of Banking at Rutgers University.

Ms. Bevier has extensive experience with both public and private companies in a wide range of areas including finance, banking, management, and organizational operations. Ms. Bevier’s experience as a director of public companies in the consumer services, communications, and media industries enables her to bring a valuable perspective to our Board of Directors. In addition to Ms. Bevier’s broad background, her extensive strategic, corporate governance, and compensation expertise makes her well qualified to serve on our Board of Directors.

Michel Combes age 56, has served as one of our directors since July 2018. Mr. Combes joined Sprint, a publicly traded telecommunications company, in January 2018 as Chief Financial Officer and is currently the President and Chief Executive Officer as of May 2018. Prior to joining Sprint, he served as Chief Executive Officer and a director of Altice N.V., a Netherlands-based multinational telecoms company, where he was responsible for telecom, media and content operations around the world. Before joining Altice, Mr. Combes was the Chief Executive Officer at Alcatel-Lucent, a global telecommunications equipment company, from April 2013 to August 2015. He also held the positions of CEO of Vodafone Europe, Chairman and CEO of TDF Group, and Chief Financial Officer and Senior Executive Vice President of France Telecom. Mr. Combes participates as a member of the Business Advisory Group for McLaren Technology Group. Mr. Combes received a Master of Science degree from École Polytechnique with a focus in engineering and a doctorate from Paris Dauphine University.

Mr. Combes has extensive experience as a telecommunications and technology executive. He brings to our Board of Directors insights regarding the telecommunications industry in Europe and provides a valuable perspective on best practices and solutions. Mr. Combes’ telecommunications and technology expertise combined with his background as a chief executive officer in the telecommunications industry make him well qualified to serve on our Board of Directors.

Michael L. Dreyer, age 55, has served as one of our directors since October 2012. Mr. Dreyer is currently the Chief Operating Officer for Silicon Valley Bank, a high-tech commercial bank, and prior to that Mr. Dreyer served as Chief Operation Officer at Monitise, a technology leader in mobile banking. Prior to joining Monitise, he was the Chief Information Officer at Visa Inc. from July 2005 to March 2014 where he was responsible for the company’s systems and technology platforms. Before joining Visa Inc., he was Chief Information Officer of Inovant, where he oversaw the development and management of Visa’s global systems technology. Previously, Mr. Dreyer held executive positions at VISA USA as Senior Vice President of processing and emerging products, and Senior Vice President of commercial solutions. He has also held senior positions at American Express, Prime Financial, Inc., Federal Deposit Insurance Corporation, Downey Savings, Bank of America, and the Fairmont Hotel Management Company. Mr. Dreyer serves as a director of Finisar Corporation, a publicly-held company that supplies optical solutions for the communications industry, and Deep Labs, a private company specializing in artificial intelligence and machine learning. Mr. Dreyer received an M.B.A. and a B.A. in psychology from Washington State University.

Mr. Dreyer has extensive experience as an information technology executive. He brings to our Board of Directors valuable insights regarding data center operations and the role of our technology in the data center, as well as an understanding of data traffic management technologies, data security, and other networking technology trends. Mr. Dreyer’s information technology and data management expertise combined with his background as a senior executive in the financial industry make him well qualified to serve on our Board of Directors.

Peter S. Klein, age 56, has served as one of our directors since March 2015. Mr. Klein has almost 25 years of experience as a senior finance executive. He served as Chief Financial Officer of WME, a global leader in sports and entertainment marketing, from January 2014 until June 2014. Prior to that, he served as Chief Financial Officer of Microsoft Corporation from November 2009 until May 2013. Mr. Klein spent over 11 years at Microsoft, including roles as Chief Financial Officer of the Server and Tools and Microsoft Business Divisions. From 1990 until 2002 Mr. Klein held senior finance roles with McCaw Cellular Communications, Orca Bay Capital, Asta Networks and Homegrocer.com. He currently serves on the board of directors of Denali

Therapeutics, a publicly-traded biotechnology company, previously served on the board of directors of Apptio Inc., a publicly traded software company, through January 2019, and is a director to a number of private companies. Mr. Klein holds a B.A. from Yale University and an M.B.A from the University of Washington.

Mr. Klein’s extensive experience as a finance executive in a variety of technology companies, including experience as the Chief Financial Officer of the world’s largest software company, and experience managing the finance function for significant enterprises with diverse operating models brings an important and valuable perspective to our Board of Directors. His experience as a public company chief financial officer qualifies him as an “audit committee financial expert” as defined in Item 407 of Regulation S-K.

John McAdam, age 67, has served as a director since July 2000 and served as the Company’s President and Chief Executive Officer from July 2000 until his retirement in April 2017 (with the exception of the period of July 1, 2015 to December 13, 2015 when he served as our non-executive Board Chairman). Prior to joining us, Mr. McAdam served as General Manager of the Web server sales business at International Business Machines Corporation from September 1999 to July 2000. From January 1995 until August 1999, Mr. McAdam served as the President and Chief Operating Officer of Sequent Computer Systems, Inc., a manufacturer of high-end open systems, which was sold to International Business Machines Corporation in September 1999. Mr. McAdam serves as a director of Tableau Software, a publicly-held company that provides business intelligence software, Nutanix, a publicly-held provider of converged infrastructure solutions, and previously served as a director of Apptio, a publicly-held company through January 2019 that provides technology business management. Mr. McAdam holds a B.S. in Computer Science from the University of Glasgow, Scotland.

Mr. McAdam led the Company for over 17 years. During his tenue with the Company, annual revenues grew from $108.6 million in fiscal year 2000 to $2.1 billion in fiscal year 2017. He was the driving force behind the Company’s execution and growth which resulted in the Company’s history of strong operating results and significant growth in shareholder value. Mr. McAdam brings to the Board of Directors a comprehensive knowledge of and valuable insight into the Company’s technology, strategy, competitive opportunities, operations, financial position, and relationships within the industry analyst and investment communities.

Nikhil Mehta, age 41, joined the Board effective January 3, 2019. Mr. Mehta has been the Chief Executive Officer of Gainsight, Inc., a leading Customer Success SaaS platform provider, since February 2013. Prior to joining Gainsight, he served as Chief Executive Officer of LiveOffice which was acquired by Symantec in January 2012. Before joining LiveOffice, Mr. Mehta served in several Product Management and Engineering leadership roles at Symantec. He currently serves as a managing member of Acceleprise, a SaaS accelerator company. Mr. Mehta holds a B.A. degree in Biochemical Sciences from Harvard College and a M.S. degree in Computer Science from Harvard Graduate School of Arts and Sciences.

Mr. Mehta has extensive experience as an executive at leading Software as a service (SaaS) companies. He brings to our Board of Directors insights regarding SaaS and related technology combined with his background as serving as a chief executive officer make him well qualified to serve on our Board of Directors.

Marie E. Myers, age 50, joined the Board effective January 3, 2019. Ms. Myers is currently serving as the Chief Financial Officer of UiPath, Inc., a robotic process automation company. Prior to UiPath, Ms. Myers served as the Global Controller for HP Inc., a multinational technology company from November 2015 to December 2018. Prior to that she served as HP’s Vice President of finance for the Personal Systems Group, Americas between May 2012 and October 2015. Ms. Myers holds a Bachelor of Arts degree and a Bachelor of Economics degree from University of Queensland and a Master’s in Business Administration with a focus in Marketing and Finance from the University of St. Thomas.

Ms. Myer’s extensive experience as a finance executive for a multinational technology company and experience managing the Internal Audit and financial operations functions brings an important and valuable perspective to our Board of Directors. Her experience as a public company finance executive qualifies her as an “audit committee financial expert” as defined in Item 407 of Regulation S-K.

There are no family relationships among any of the Company’s directors or executive officers. None of the corporations or other organizations referred to in the biographical information set forth above is a parent, subsidiary or other affiliate of the Company.

Director Nomination

Criteria for Nomination to the Board of Directors. The Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to ensure that at least a majority of the directors are independent under the Nasdaq Listing Rules, that members of the Company’s Audit Committee meet the financial literacy requirements under the Nasdaq Listing Rules and that at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to work effectively as part of a team, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

In evaluating director candidates, regardless of the source of the nomination, the Nominating Committee will consider, in accordance with its Charter, the composition of the Board as a whole, the requisite characteristics (including independence, diversity, skills and experience) of each candidate, and the performance and continued tenure of incumbent Board members. With respect to diversity, we broadly construe diversity to mean not only diversity of race, gender and ethnicity, but also diversity of opinions, perspectives, and professional and personal experiences. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board therefore considers diversity in identifying nominees for director, but does not have a separate policy directed toward diversity.

Shareholder Proposals for Nominees. The Nominating Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o the Corporate Secretary and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the shareholders(s) making the nomination and the number of shares of Common Stock that are owned beneficially and of record by such shareholders(s); (c) appropriate biographical information and a statement as to the qualification of the nominee and (d) any information required by the Bylaws of the Company. Such nominations should be submitted in the time frame described in the Bylaws of the Company and under the caption “Shareholder Proposals for the Annual Meeting for Fiscal Year 2019” below.

Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to fill vacancies on the Board of Directors is initiated by conducting an assessment of critical Company and Board needs, based on the present and future strategic objectives of the Company and the specific skills required for the Board as a whole and for each Board Committee. A third-party search firm may be used by the Nominating Committee to identify qualified candidates. These candidates are evaluated by the Nominating Committee by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references.

Serious candidates meet with all members of the Board and as many of the Company’s executive officers as practical. Using the input from such interviews and the information obtained by the Nominating Committee, the full Board determines whether to appoint a candidate to the Board.

The Nominating Committee will evaluate the skills and experience of existing Board members against the Company’s critical needs in making recommendations for nomination by the full Board of candidates for election by the shareholders. The nominees to the Board of Directors described in this Proxy Statement were approved unanimously by the Company’s directors. Mr. Combes, who joined the Board in July 2018 and Mr. Mehta and Ms. Myers who joined the Board in January 2019, were recommended by a third-party search firm the Nominating Committee retained at the expense of the Company in fiscal year 2018. The third-party search firm was provided guidance as to the particular skills, experience and other characteristics the Nominating Committee was seeking in potential candidates and was specifically requested to include diverse candidates in the search. The third-party search firm identified a number of potential candidates, including Messrs. Combes and Mehta and Ms. Myers, and prepared background materials on these candidates, which were provided to the members of the Nominating Committee for their review. The third-party search firm interviewed those candidates the

Nominating Committee determined merited further consideration, and assisted in arranging interviews of selected candidates with members of the Nominating Committee, other members of the Board of Directors, and certain of the Company’s executive officers. The third-party search firm also completed reference checks on the candidates.

The Nominating Committee expects that a similar process will be used to evaluate nominees recommended by shareholders. However, to date, the Company has not received any shareholder’s proposal to nominate a director.

Communications with Directors

Shareholders who wish to communicate with our directors may do so by contacting them c/o Corporate Secretary, F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119. As set forth in the Company’s Corporate Governance Guidelines, a copy of which may be found under the “Company — Investor Relations” section of our website, www.f5.com, these communications will be forwarded by the Corporate Secretary to a Board member, Board committee or the full Board of Directors as appropriate.

Compensation of Directors

Prior to each annual meeting of shareholders, the Compensation Committee reviews and recommends to the Board of Directors for approval the amount and terms of any equity awards to be granted to non-employee directors. The Board of Directors approves all equity awards to be granted to non-employee directors on the date of the annual meeting of shareholders.

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended September 30, 2018.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2018

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
A. Gary Ames	$97,500	$250,077	$347,577
Sandra E. Bergeron	$97,500	$250,077	$347,577
Deborah L. Bevier	$92,500	$250,077	$342,577
Jonathan C. Chadwick	$100,000	$250,077	$350,077
Michel Combes	$15,337	$250,099	$265,436
Michael L. Dreyer	$92,500	$250,077	$342,577
Alan J. Higginson	$185,000	$250,077	$435,077
Peter S. Klein	$80,000	$250,077	$330,077
John McAdam	$60,000	$250,077	$310,077
Stephen M. Smith	$29,514	—	$29,514
(1)	François Locoh-Donou, the Company’s President and Chief Executive officer, is not included in this table as he is an employee of the Company and thus receives no compensation for his services as a director. Mr. Smith resigned from the Board effective February 4, 2018.
(2)	Represents the aggregate annual retainers, Board of Directors chair retainer, committee chair retainers and member committee fees. Non-employee directors of the Company are currently paid $60,000 annually for their services as members of the Board of Directors. During fiscal year 2018 Chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees were paid an additional $20,000, $12,500 and $12,500, respectively, annually. The Chairman of the Board of Directors receives an additional $100,000 paid annually. In addition, the members of the Audit, Compensation, and Nominating and Corporate Governance Committees (including the Committee chairs) are paid annual payments of $20,000, $12,500 and $12,500 respectively. Directors receive cash fees in quarterly installments. Mr. Smith resigned from the Board of Directors in February 2018, after which Mr. Combes was appointed to the Board of Directors in July 2018 and became a member of the Nominating and Corporate Governance Committee. Mr. Dreyer served a partial year as a member of the Compensation Committee from October 1, 2017 to July 20, 2018 at which time he began serving as a member of the Nominating and Corporate Governance Committee. The Directors, with the exception of Messrs. Combes, Dreyer and Smith, served the full fiscal year as a member of the committees as designated in the Director Nominee table above in the Proxy Summary. The following table provides a breakdown of fees earned or paid in cash:

Name	Annual Retainers ($)	Board and Committee Chair Fees ($)	Member Committee Fees ($)	Total ($)
A. Gary Ames	$60,000	$12,500	$25,000	$97,500
Sandra E. Bergeron	$60,000	$12,500	$25,000	$97,500
Deborah L. Bevier	$60,000	$0	$32,500	$92,500
Jonathan C. Chadwick	$60,000	$20,000	$20,000	$100,000
Michel Combes	$12,692	$0	$2,644	$15,336
Michael L. Dreyer	$60,000	$0	$32,500	$92,500
Alan J. Higginson	$60,000	$100,000	$25,000	$185,000
Peter S. Klein	$60,000	$0	$20,000	$80,000
John McAdam	$60,000	$0	$0	$60,000
Stephen M. Smith	$20,833	$0	$8,680	$29,513
(3)	This column represents the aggregate grant date fair value of RSUs granted to directors in the applicable year computed in accordance with ASC Topic 718 and determined as of the grant date. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, please refer to note 1 in our financial statements, “Summary of Significant Accounting Policies — Stock-based Compensation,” included in our Annual Report to Shareholders on Form 10-K for the year ended September 30, 2018. On March 15, 2018, the Board of Directors approved the recommendations of the Compensation Committee that each non-employee director, except for Mr. Combes, receive a grant on March 15, 2018 of RSUs representing the right to receive 1,688 shares of Common Stock under the 2014 Plan (with a grant date fair value of $250,077 in accordance with ASC Topic 718), which will fully vest on March 13, 2019 if the non-employee director continues to serve as a director on that date. On July 20, 2018 the Board of Directors approved the recommendations of the Compensation Committee that Mr. Combes receive a grant on August 1, 2018 representing the right to receive 1,466 shares of Common Stock under the 2014 Plan (with a grant date fair value of $250,099 in accordance with ASC Topic 718), which will fully vest on March 13, 2019 if the non-employee director continues to serve as a director on that date. As of September 30, 2018, these 1,688 and 1,466 RSUs awarded to each non-employee director, respectively, were the only RSUs held by each such director, and they were not yet vested.

Compensation Risk Assessment

The Compensation Committee and Company management have reviewed the Company’s compensation plans and programs and have concluded that none of these plans or programs is reasonably likely to have a material adverse effect on the Company. In making this evaluation, the Compensation Committee reviewed the key elements of each of the Company’s compensation programs and the means by which any potential risks are mitigated, including through various elements in the Company’s enterprise risk management program. In addition, in fiscal year 2018, the Company engaged Radford to conduct a thorough review of its employee compensation programs for employees below the executive officer level and to evaluate compensation components, design and to benchmark against the industry.

The Company’s compensation programs include a mix of base salary, cash incentive compensation, and long-term equity compensation. We structure our compensation program for executive officers to consist of both fixed and variable components. The fixed (or base salary) component of our compensation programs is designed to provide income independent of our stock price performance so that executive officers will not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) components of our compensation programs are designed to reward both short-term and long-term company performance, which we believe discourages our executive officers from taking actions that focus only on our short-term success and helps align our employees with our stockholders and on our longer-term success. We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers. Our employees including executive officers are required to comply with our Code of Conduct, which covers, among other things, accuracy in keeping financial and business records. As discussed more thoroughly below, the Company also has a Clawback Policy to effect recoupment of any performance compensation in the event the Company restates its reported financial results to correct a material accounting error on an interim or annual financial statement included in a report on Form 10-Q or 10-K due to material noncompliance with a financial reporting requirement.

The incentive compensation and performance-based annual equity awards programs granted prior to fiscal year 2018 for the executive officers include both revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets. These targets are intended to ensure that the executive officers appropriately manage operating risks, avoid excessive risk-taking, and maintain the Company’s gross margin and operating margin targets while growing its revenue base. The Compensation Committee approves the employee annual and new-hire equity award guidelines as well as the overall annual equity pool. Any recommended equity awards outside these guidelines require approval by the Compensation Committee. We believe that this helps ensure we grant equity compensation appropriately and in a sustainable manner.

In addition, in fiscal year 2018 the Compensation Committee approved additional performance targets for performance-based equity awards for the executive officers and extended the vesting period from quarterly vesting to annual vesting to further differentiate between short term incentive compensation and longer-term incentive compensation. These changes were intended to provide additional differentiated metrics focused on factors creating shareholder value over a longer time horizon thereby further incentivizing longer term value creation. The longer-term vesting period also further mitigates excessive risk taking and the addition of a relative total shareholder return ties the incentive compensation of the executives directly to shareholder performance. As part of our equity policies we prohibit hedging and pledging transactions involving our securities so that our executive officers and other employees cannot insulate themselves from the effects of poor stock price performance.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company’s “Compensation Discussion and Analysis.” Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and the Company’s Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2018.

Members of the Compensation Committee:

Sandra Bergeron, Chair A. Gary Ames Deborah L. Bevier Alan J. Higginson

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides information about the fiscal year 2018 compensation program for our fiscal year 2018 named executive officers (“NEOs”) who are as follows:

•	François Locoh-Donou, President and Chief Executive Officer
•	Andrew Reinland, former Executive Vice President and Chief Financial Officer (and our principal financial officer)
•	Frank Pelzer, current Executive Vice President and Chief Financial Officer (and our principal financial officer)
•	Tom Fountain, Executive Vice President and Chief Strategy Officer
•	Ana White, Executive Vice President and CHRO
•	Steve McMillan, Executive Vice President, Global Services
•	John DiLullo, former Executive Vice President of Worldwide Sales

The Company’s Strong 2018 Performance

•	Record annual revenue of $2.161 billion, up 3.4% over fiscal year 2017
•	Record cash flows from operations of $761 million
•	Record GAAP net income of $454 million
•	$600 million returned to shareholders through stock buybacks
•	F5’s BIG-IP Application Security Manager and Silverline WAF won SC Magazine’s Trust Award for Best Web Application Solution
•	F5 positioned in Forrester’s Wave for Web Application Firewalls as a “Leader”
•	F5 took honors for the greatest year-over-year cybersecurity revenue growth in the U.S. at the B2B Channel Performance Awards
•	Six Company employees were included in CRN’s 2018 Women of the Channel
•	F5 won NetworkWorld Asia Information Management Awards for Application Delivery Controllers, DDoS Protection, and Managed Security Services

Compensation Policies and Practices Linked to Shareholder Value Creation and Mitigation of Risk

•	We emphasize pay for performance and correlate executive compensation with the Company’s business objectives and performance, and the creation of shareholder value.
•	Incentive-based compensation is at risk if certain threshold performance metrics are not achieved.
•	No excise tax gross-ups — the Company does not provide “golden parachute” excise tax gross-ups upon a change in control of the Company.
•	The Company offers its executive officers only modest perquisites that are supported by a business interest and are consistent with broad-based benefit plans available to other employees.
•	Independent compensation consultant — the Committee retains an independent compensation consulting firm which provides no other services to the Company other than services for the Committee.
•	Stock Ownership Guidelines — the Board and Company executives are subject to stock ownership requirements that encourage alignment with the interests of shareholders.

•	Clawback policy — incentive compensation for all of the NEOs may be subject to recoupment in the event the Company restates its reported financial results to correct a material accounting error on an interim or annual financial statement included in a report on Form 10-Q or 10-K due to material noncompliance with a financial reporting requirement.
•	No hedging or pledging of stock — executive officers are prohibited from entering into hedging or pledging transactions or trading in puts, calls or other derivatives of the Company’s Common Stock or otherwise engaging in short sales of Common Stock of the Company.
•	No re-pricing of options — under the terms of the F5 Networks, Inc. 2014 Incentive Plan, the re-pricing of underwater options is prohibited absent shareholder approval.
•	Double-trigger change of control agreements — the Company’s change of control agreements with its executives contain a “double trigger” feature.
•	Annual Advisory Vote on Executive Compensation — we conduct an annual advisory vote for shareholders to approve the compensation of our NEOs.

Results of 2018 Shareholder Advisory Vote on Executive Compensation

In evaluating the Company’s executive compensation program for fiscal year 2018, the Committee considered the shareholder annual advisory vote on executive compensation for fiscal year 2017 which was approved by over 86% of the votes cast. The Committee believes this vote reflects significant support for the executive compensation program. The Committee carefully considers feedback from shareholders regarding the Company’s executive compensation, including the results of the shareholders’ annual advisory vote on executive compensation. The Company also meets regularly with shareholders and analysts. The Committee desires to continue to improve upon the executive compensation program to further improve the approval rates of the shareholder advisory vote. To continue to align the program with shareholder feedback the Committee made certain changes to the fiscal year 2018 executive compensation program as more thoroughly described below in the section entitled “Updates to the Compensation Program for Fiscal Year 2018.”

Shareholders are invited to express their views to the Committee, including as described above under the heading “Communications with Directors.”

Fiscal Year 2018 Corporate Performance

The Company’s total annual revenue in fiscal year 2018, $2.161 billion, was the highest ever and an increase of 3.4% over fiscal year 2017. Cash flow from operating activities was $761 million and GAAP net income was $454 million, both the highest in the Company’s history. We maintained very strong GAAP gross margins and operating margins throughout fiscal year 2018. GAAP gross margin and GAAP operating margin were 83.3% and 27.3% respectively for fiscal year 2018. The Company continued to maintain a very strong balance sheet, ending the fiscal year with cash and investments totaling approximately $1.451 billion.

The following is a chart reflecting the Company’s growth in revenue, cash flow and net income.

F5 Revenue, Cash Flow, and Net Income

$2,000
$1,000
0
Revenue
$750M
$500M
$250M
0
Cash Flow / Net Income
2014
2015
2016
2017
2018
Revenue
Cash Flow from Operations
GAAP Net Income

Below is a chart showing the Company’s cumulative total return over the past five years compared to its peer group and the Nasdaq Composite, Nasdaq Computer Index and S&P 500.

Prepared by Zacks Investment Research, Inc. Used with permission. All rights reserved. Copyright 1980-2018 Index Data: Copyright Standard and Poor’s, Inc. and Copyright NASDAQ OMX, Inc. Used with permission. All rights reserved.

While share price volatility has affected the Company’s three and five-year returns relative to other years, the Company continued to strive to deliver shareholder value by returning $600 million to its shareholders through stock buybacks in fiscal year 2018.

Results of 2018 Shareholder Advisory Vote on Executive Compensation

In evaluating the Company’s executive compensation program for fiscal year 2018, the Committee considered the shareholder annual advisory vote on executive compensation for fiscal year 2017 which was approved by over 86% of the votes cast. The Committee believes this vote reflects a level of approval of the executive compensation program. The Committee carefully considers feedback from shareholders regarding the Company’s executive compensation, including the results of the shareholders’ annual advisory vote on executive compensation. The Company also meets regularly with shareholders and analysts. The Committee desires to continue to improve upon the executive compensation program to further improve the approval rates of the shareholder advisory vote. To continue to align the program with shareholder feedback the Committee made certain changes to the fiscal year 2018 executive compensation program as more thoroughly described below in the section entitled “Updates to the Compensation Program for Fiscal Year 2018.”

Shareholders are invited to express their views to the Committee, including as described above under the heading “Communication with Directors.”

Updates to the Compensation Program for Fiscal Year 2018

Historically, the Committee believed that revenue and EBITDA were the appropriate and primary measurements of financial performance indicative of the creation of shareholder value and the Committee used these metrics for its incentive compensation program for both the Company’s cash annual incentive compensation as well as its long-term incentive performance-based equity awards program. The Committee continues to believe these financial metrics reflect the Company’s ability to deliver consistent and strong financial performance that is crucial in maintaining and growing shareholder value and furthers the shared interests of the Company’s executive officers and shareholders.

The focus on revenue growth balanced by the EBITDA targets ensures that the Company appropriately manages operating risks, avoids excessive risk-taking, and maintains its gross margin and operating margin targets. Based on feedback from shareholders, the Company believes these targets continue to appropriately reflect and address the interests of our shareholders and promote the Company’s business strategies and objectives and should continue to be key components of the Company’s incentive compensation program. Accordingly, the Committee approved these targets as metrics for the cash annual incentive program as well as prior year long-term incentive performance-based equity grants as discussed more thoroughly below.

These metrics were set at a level that the Committee believes would require solid execution by the executive team, and, if achieved, will contribute to growing shareholder value. However, in an effort to further align the compensation of the Company’s executive officers with the creation of shareholder value and to continue to evolve the program to reflect metrics that align with the Company’s evolving strategy the Committee updated the Company’s long-term incentive performance-based equity award program as discussed below including the addition of a relative total shareholder return (“TSR”) component.

The Committee evaluates market conditions for executive compensation, shareholder feedback and the inputs of various proxy advisory services. In response to these various inputs, the Committee made changes to the long-term incentive performance-based equity award program for fiscal year 2018 by adopting performance metrics for performance-based RSUs granted in fiscal year 2018 that are consistent with its executive compensation philosophy. In an effort to further differentiate long-term incentive performance-based equity award metrics from the cash annual incentive program, the Committee adopted a new set of metrics that are different from the quarterly revenue and EBITDA measures, including (1) annualized total Company revenue to continue the executive focus on revenue growth while incentivizing a longer-term view of that growth; (2) year-over-year growth in Company software bookings to recognize and reward the Company’s shift to a more software focus; and (3) a relative TSR component benchmarked against the S&P 500 to continue to align the compensation of the NEOs with shareholder return.

The Committee working in conjunction with its independent compensation consultants chose the foregoing metrics to further align with longer-term shareholder value creation. The Committee believes that top line revenue growth continues to be a primary driver of shareholder value creation but chose to include an annualized metric to further differentiate the performance-based long-term equity awards program from the cash annual incentive metrics and to incentivize longer-term planning. In addition, the Committee considers the growth in software bookings to be a leading indicator of the Company’s transformation and delivery on its vision to be the leading multi-cloud application services company which is consistent with management’s discussions with the

Company’s investors and analysts. For fiscal year 2018, the Committee decided that the year over year growth in the Company’s software bookings for its Virtual Edition software was the best proxy for this metric. Finally, in an effort to further align executive compensation with shareholder returns, the Committee added a relative TSR metric as benchmarked against the S&P 500.

Executive Compensation Program Objectives and Compensation Philosophy

The objectives of our executive compensation program are to align executive compensation with the Company’s business objectives, performance and the creation of shareholder value, and to enable the Company to attract, retain and reward key executive officers who contribute to its long-term success. We believe the total direct compensation our NEOs received in fiscal year 2018, as set forth in the Summary Compensation Table on page 34 is consistent with and reflects these objectives.

We design the compensation programs for our executive officers to link compensation to improvements in the Company’s financial performance and the creation of shareholder value. We achieve this objective through a compensation program that:

•	provides a competitive total compensation package that enables the Company to attract, motivate, reward and retain executive officers who contribute to the Company’s success;
•	links incentive compensation to the performance of the Company and aligns the interests of executive officers with the long-term interests of shareholders; and
•	establishes incentives that relate to the Company’s quarterly, annual and long-term business strategies and objectives.

The Committee believes that the Company’s executive compensation should also reflect each executive officer’s qualifications, experience, role and personal performance, and the Company’s performance achievements.

Elements of Our Fiscal Year 2018 Compensation Program

To assess the competitive market pay levels for the Company’s NEOs, the Committee asked its independent compensation consultant, Mercer, to review and update the Company’s peer group to:

•	ensure it consisted of organizations that are comparable to the Company in terms of complexity of operations and size; to
•	compare each of the executive positions to positions in the peer group as well as positions in a survey prepared for the Company by Radford; and
•	gather and analyze compensation data from the peer group proxies and published survey sources as well as providing an analysis of realized pay trends for the Company’s executive officers.

The Committee reviewed this data and the recommendations of Mercer and evaluated these inputs in the context of its compensation philosophy and historical pay practices. Based on this review, the Committee established the fiscal year 2018 compensation program for the NEOs.

The three primary components of our fiscal year 2018 executive compensation program are: (i) base salary (“Salary”), (ii) incentive compensation in the form of cash bonuses (“Bonus”), and (iii) long-term incentive compensation comprised of equity compensation that is both performance-based and time-based (“LTI”).

“Other NEO Compensation” is an average of the continuing NEOs other than the CEO. Their base salary and bonus are annualized while the LTI is measured as of the grant date fair value. Please refer to the footnotes accompanying the “Summary Compensation Table for Fiscal Year 2018” below for information on computation of the values.

In addition, the Committee granted certain signing bonuses in connection with the recruitment of new executive officers as set forth in the “Summary Compensation Table,” which are subject to recoupment under certain termination of employment.

Factors Considered — Market Analysis

The Compensation Committee conducts an annual review of the executive compensation program and uses peer and survey group data to help set proper compensation levels. The Compensation Committee has retained an outside independent compensation consultant, Mercer, to assist it in this review and to conduct a competitive review of the total direct compensation (cash and equity compensation) for the Company’s executive officers. Mercer worked directly for and with the Compensation Committee and performs no other consulting or other services for the Company. The Compensation Committee instructed Mercer to collect base salary, total cash, long-term incentive, and total direct compensation data and to analyze and compare on a pay rank and position basis our executive officers’ compensation with the compensation paid to comparable executives as set forth in proxy statements for the peer group companies developed by Mercer and approved by the Compensation Committee as well as survey data.

For fiscal year 2018, in light of the Company’s continued growth and evolution, the Compensation Committee directed Mercer to again review the peer group of companies used historically by the Compensation Committee to identify a group that aligns with the Company in the talent marketplace. Mercer reviewed the fiscal year 2017 peer group for continued appropriateness for talent market and executive compensation market analysis. Mercer also updated the peer group to reflect current financials, M&A activity, de-listings, or other business issues. Mercer continued to focus on companies engaged in similar lines of business and with similar scale revenues. Mercer also evaluated peers-of-peers and proxy advisor Institutional Shareholder Services (ISS) peer company selections in providing companies for consideration.

In reviewing the peer group, the Committee focused on companies that the Company competes with in the marketplace and for talent, as well as other factors identified by Mercer above. In addition, the Company’s continued growth, expanding business model and software and security focus led the Committee to conclude that a broad range of peer companies was appropriate and included a mix of larger companies and smaller companies. Company size both in terms of revenue and market capitalization were factors that were considered, but in choosing the Peer Group Companies, the Committee believed that other factors such as similar industry and operational focus, comparable business models, growth rates, competition for executive talent and availability and quality of pay data were most relevant in evaluating the Peer Group Companies.

Mercer received input from the Compensation Committee, other members of the Company’s Board of Directors and management in recommending that the Compensation Committee include a slightly modified set of peers for fiscal year 2018 given the criteria identified above. As a result, Mercer recommended removing Rackspace Holdings due to its acquisition by a private equity firm and Brocade Communications Inc. due to its pending acquisition by Broadcom. After a review of these recommendations and discussions amongst the

Committee and Mercer, the Committee elected to add Arista Networks, Inc., Autodesk, Inc., Workday, Inc. and Splunk, Inc. to the peer group and remove Viavi. As the Company continues to focus on its development as a software focused company and its shift to more subscription and software-as-a-service models, the Committee deemed it appropriate to add these companies which share similar markets and operational models and compete with the Company for talent. In addition, these companies fall within the approximately $714 million to $5.5 billion range of revenues and $2.6 billion to $24.6 billion market capitalization for the peer group. Accordingly, the Committee chose the following list of peer companies to analyze the Company’s executive compensation program for fiscal year 2018:

Akamai Technologies, Inc.	FireEye, Inc.	ServiceNow, Inc.
Arista Networks, Inc.	Fortinet, Inc.	Splunk Inc.
Autodesk, Inc.	Juniper Networks, Inc.	Symantec Corporation
CA, Inc.	NetApp, Inc.	VeriSign, Inc.
Check Point Software Technologies Ltd.	Palo Alto Networks, Inc.	Workday, Inc.
Citrix Systems, Inc.	Red Hat, Inc.

As of the date of the market analysis conducted by Mercer, the Company was positioned within the Peer Group Companies at the 57th percentile in revenues, 7th percentile in market capitalization and 22nd percentile in market capitalization to revenues. For fiscal year 2018, Mercer also reviewed with the Compensation Committee compensation data published in the Radford Executive Survey for companies in the Software/Network sector with revenues from $714 million to $5.5 billion. This data was used by the Company primarily as a competitive reference for positions below the executive officer level.

Base Salary

Base salary is the fixed element of employees’ annual cash compensation. Executive officers’ base salaries are set at levels that reflect their specific job responsibilities, experience, qualifications, job performance and potential contributions; market data from two salary surveys covering technology companies in comparable areas (“Survey Companies”); and compensation paid to comparable executives as set forth in proxy statements for the Peer Group Companies developed by an outside independent compensation consultant (See “Factors Considered — Market Analysis”). Base salaries are reviewed and generally adjusted annually and may also be adjusted from time to time in recognition of individual performance, promotions and marketplace competitiveness. The base salaries of the NEOs are generally set at or near the 50th percentile range of base compensation for comparable executive officers in the Survey Companies and Peer Group Companies with slight variations based upon tenure and scope of responsibility.

Incentive Compensation

The Compensation Committee believes that incentives based on attaining or exceeding established financial targets properly align the interests of the executive officers with the interests of the shareholders. All of our executive officers participate in our annual cash incentive program, with each NEO assigned a target bonus amount expressed as a percentage of such NEO’s base salary, ranging in fiscal year 2018 from 60% to 130%.

The Compensation Committee, and in the case of the NEOs other than the President and CEO in consultation with our President and CEO, determines each of these target bonus percentages based on its assessment of the impact each position had on the Company’s financial performance and compensation data from the Survey Companies and Peer Group Companies provided by the independent compensation consultant. The total direct cash compensation (base salary plus the target bonus) of the executive officers is generally set at or near the 50th percentile range of total direct cash compensation for comparable executive officers at the Peer Group Companies. If earned, the cash incentive bonus for the NEOs is paid quarterly.

For fiscal year 2018, 70% of the cash incentive bonus was based on the Company achieving target revenue for the quarter, and 30% was based on the Company achieving target EBITDA (earnings before interest, taxes, depreciation and amortization) for the quarter. Since fiscal year 2015, the formula has been more heavily weighted towards revenue growth based on the Company’s belief that growth is a key driver of shareholder return. Each target is determined by the Compensation Committee. No cash incentive bonus will be paid for results less than 80% of an applicable target. The cash incentive bonus is paid on a linear basis above 80% of the targeted goals. Results for both targets must equal or exceed 100% for the total cash incentive bonus to be paid at 100% or more.

For example, if 90% of the revenue goal and 85% of the EBITDA goal are achieved, the quarterly cash incentive bonus is paid out at 88.5%. If 90% of the revenue goal and 105% of the EBITDA are achieved, the EBITDA goal is capped at 100% and the quarterly cash incentive bonus is paid out at 93%. If 100% of the revenue goal and 120% of the EBITDA goal are achieved, the quarterly cash incentive bonus is paid out at 106% since both goals were achieved at 100% or more.

	Weight	Performance Formula Examples
% of Revenue Target Achieved	70%	90	90	100	70	70
% of EBITDA Target Achieved	30%	85	105	120	90	75
Total % Achieved		88.5	93.0	106.0	27.0	0

As noted in the section above on “Compensation Philosophy,” the Compensation Committee believes this performance formula has contributed to the Company’s consistent and strong financial performance and is of crucial importance in maintaining and growing shareholder value and furthering the shared interests of the Company’s executive officers and shareholders. The targets approved by the Compensation Committee each fiscal year require solid execution by the executive team. Also, the performance-based incentive and equity compensation is paid out on a linear basis above 80% of the targeted goal and the executive officers’ total direct compensation will be reduced significantly if the Company has poor operating results. Since the performance formula does not include any multipliers or other accelerators and the results of both targets must equal or exceed 100% for the total performance-based compensation to be paid out at 100% or more, the performance formula limits to a reasonable and foreseeable level the amount of total performance-based compensation paid in the case of strong operating results exceeding the targets.

In addition to the annual cash incentive program, the Compensation Committee in consultation with our President and CEO, determined it was in the Company’s best interest to provide Mr. DiLullo with an additional cash incentive if he achieved the world-wide sales booking plan for the year (the “Sales Incentive Bonus”). As Mr. DiLullo was not employed at the conclusion of the fiscal year nor were the thresholds met, Mr. DiLullo did not receive any of the Sales Incentive Bonus. The Compensation Committee set the target award for the Sales Incentive Bonus at $1,000,000 if the target business plan bookings were exceeded by 2%. The Compensation Committee also approved the following Sales Incentive Plan thresholds and maximums;

•	A threshold amount is payable beginning at 50% of target or $500,000 if plan bookings are exceeded by 1.5%.
•	A maximum amount payable at 200% of target or $2,000,000 if plan bookings are exceeded by 4%.
•	Payouts would occur in a linear fashion for performance between threshold and maximum. Payout under the Sales Incentive Bonus was capped at $2,000,000.

This Sales Incentive Bonus is consistent with the Compensation Committee’s philosophy that top line revenue growth is a key driver of shareholder value and over-achievement against the sales bookings plan would not only drive incremental financial returns for the Company far in excess of the payout but would also drive shareholder value creation. In addition, in evaluating the Sales Incentive Bonus, the Compensation Committee determined that Mr. DiLullo’s total direct compensation inclusive of this Sale Incentive Bonus remained within benchmarks consistent with the other executive officers.

Fiscal Year 2018 Base Salaries and Incentive Compensation Awards

Consistent with the Company’s compensation philosophy and its intent to target total direct cash compensation for the executive officers at or near the 50th percentile of the Peer Group Companies, the Committee increased the base salaries for fiscal year 2018 for each of the NEOs by 3% — 8%. Also. consistent with the Committee’s compensation philosophy that a significant portion of the NEOs’ compensation should be incentive-based the Committee approved the following target bonus percentages for each of the NEOs.

	Base Salary
	Annual Rate	Incentive Plan % of Base Salary
	2018	2017	2018
François Locoh-Donou	$810,000	130%	130%
Frank Pelzer	$490,000	—	90%
Andrew Reinland	$500,000	90%	90%
Steve McMillan	$475,000	—	90%
Tom Fountain	$490,000	—	100%
Ana White	$406,500	—	60%
John DiLullo	$482,000	100%	100%

For fiscal year 2018, the quarterly revenue targets were $520.0 million, $526.2 million, $545.4 million and $571.6 million and the quarterly EBITDA targets were $151.7 million, $155.7 million, $166.0 million and $162.6 million (reduced from 183.5 million due to a one-time restructuring charge and facility exit). The Company achieved 100.6%, 101.4%, 99.4% and 98.4% of the quarterly revenue targets and 102.9%, 101.1%, 99.6% and 100% of the quarterly EBITDA targets. The NEOs earned 101.3%, 101.3%, 99.5% and 98.9% of their target cash incentive bonuses for the four quarters of fiscal year 2018, respectively. Overall in fiscal year 2018, the Company achieved 100.0% of the annual revenue target and 100.9% of the annual EBITDA target and the executive officers earned 100.2% of their total target cash incentive bonus.

The Compensation Committee believes that the cash incentive bonuses paid to the executive officers for performance in fiscal year 2018 were merited due to the Company’s strong operating results summarized above, which were achieved in the environment of a corporate leadership transition and a rapidly evolving market throughout fiscal year 2018.

Equity Compensation

The Compensation Committee believes that equity ownership aligns the interests of executive officers with those of the shareholders and provides significant motivation to executive officers to maximize value for the Company’s shareholders. The Committee periodically approves grants of equity-based compensation in the form of RSUs under the Company’s equity incentive plan. The amounts of these grants are based on the relative position and responsibilities of each NEO, previous and expected contributions of each officer to the Company’s success, equity compensation data from Survey Companies and Peer Group Companies provided by the independent compensation consultant, previous grants to each officer, and recruitment and retention considerations.

The value of equity compensation grants to each of the NEOs is generally set between the 50th and 75th percentile range of the value of the most recent long-term incentive compensation grants to comparable executive officers in the Survey Companies and Peer Group Companies. The grant date fair value of equity incentive awards for accounting purposes as reported in the Grants of Plan-Based Awards in Fiscal 2018 Table is based on the closing price of the Common Stock on the applicable accounting grant date, which, in the case of the later tranches of the performance-based equity awards, is later than the date the Compensation Committee determines the number of shares underlying the annual awards to executives. Therefore, the Table includes the cumulative value of a portion of performance-based equity awards issued in fiscal years 2015, 2016 and 2017 as reflected in footnotes (3) and (9) to the Table.

The Board of Directors has approved and adopted a “Policy Regarding the Granting of Equity-Based Compensation Awards” which provides, as amended that the Compensation Committee or the Board of Directors, as applicable, will approve equity awards to existing employees and service providers (other than newly-promoted individuals and non-employee directors) on an annual basis on November 1 (or, if such day is not a business day, on the following business day). A copy of this Policy may be found under the “Company— Investor Relations” section of the Company’s website.

Equity awards to newly-hired employees and service providers (other than non-employee directors) are approved on a quarterly basis on February 1, May 1, August 1 and November 1 (or, if such day is not a business day, on the following business day). These new-hire awards generally vest over a four-year period, with 25% vesting on the first anniversary of the award and the balance vesting in equal quarterly increments over the following three years. The Compensation Committee or the Board of Directors, as applicable, may approve equity awards outside of the new-hire grant date to select individuals in the event of extraordinary circumstances.

The vesting of 50% of the annual equity award to the executive officers other than new-hire awards in fiscal year 2018 was subject to the Company achieving specified performance targets over the four-year period following the awards (the “2018 Performance Awards”). One quarter of the 2018 Performance Awards were subject to vesting on November 1, 2018 subject to achievement of the goals as set for below. The remaining three quarters of the awards are subject to vesting annually thereafter based on achieving performance goals as established by the Committee. The 2018 Performance Awards were subject to the following goals set by the Committee for the fiscal year 2018:

•	50% of the 2018 Performance Award goal was based on the Company achieving target GAAP revenue for the fiscal year
•	25% of the 2018 Performance Award goal was based on the Company achieving target product-only bookings for F5 Virtual Edition Software for the fiscal year 2018 over fiscal year 2017 (the “Transformation” metric) for the fiscal year; and
•	25% of the 2018 Performance Award goal was based upon relative TSR as benchmarked against the S&P 500 Index calculated from a baseline metric of 20 consecutive trading day average closing price of the Company and the S&P 500 Index, with the last of the 20 consecutive trading days falling on September 29, 2017 (“TSR Baseline”) to the 20 consecutive trading day average closing price of the Company and the S&P 500 Index, with the last of the 20 consecutive trading days falling on the last trading day of the applicable fiscal year

The threshold, target and maximum goals and payout levels for these metrics are set forth below:

Level	Total Revenue Metric	% Payout	Transformation Metric	% Payout	Relative TSR Rank Metric	% Payout
Threshold	$1.73B	80%	+15%	50%	25th Percentile	50%
Target	$2.16B	100%	+25%	100%	50th Percentile	100%
Maximum	$4.32B	200%	+50%	200%	>75th Percentile	200%

Vesting and payment with respect to each 2018 Performance Award goal is subject to meeting the target threshold and is measured linearly above the threshold of the applicable goal. Each goal is capped at achievement of 200% payout.

For the Fiscal Year 2018 Performance Awards, the executive officers achieved the following:

•	Total Revenue for fiscal year 2018 was $2,161,407,000 resulting in a payout of 99.9% for the revenue goal;
•	Virtual Edition Software Bookings for 2018 increased by 23.4% over 2017 for a total payout of 91.8% for the Transformation goal; and
•	The Company’s TSR for the one-year measurement period was 64% placing it in the 95th percentile relative to the companies listed in the S&P 500 resulting in a total payout of 200% for the TSR goal.
•	Based upon the relative weighting of each goal, the total achievement for the 2018 Performance Award was 122.9%.

Use of the differentiated performance formulas and targets for both short-term incentive compensation and long-term incentive compensation provide the Company’s shareholders a more direct means of evaluating executive compensation and Company performance, and promote a balanced focus on both quarterly and annual targets.

For performance-based awards made prior to fiscal year 2018 but vesting in fiscal year 2018, the Compensation Committee continues to set performance targets on an annual basis. The Compensation Committee reviews and evaluates revenue and expense projections proposed by management and considers industry, competitive and economic trends in setting these targets. The Compensation Committee continues to believe that revenue growth is an important measure for the performance-based equity awards as the Company’s ability to consistently grow revenue is of crucial importance in maintaining and growing shareholder value, and furthers the shared interests of the Company’s executive officers and shareholders. The focus on revenue growth is balanced by the EBITDA targets intended to ensure that the Company appropriately manages operating risks, avoids excessive risk-taking, and maintains its gross margin and operating margin targets while growing its revenue base. Accordingly for the performance-based equity awards issued to the NEOs approved prior to fiscal 2018, the Compensation Committee set the quarterly revenue targets for fiscal 2018 at $520.0 million, $526.2 million, $545.4 million and $571.6 million and the quarterly EBITDA targets for fiscal 2018 at $151.7 million, $155.7 million, $166.0 million and $162.6 million (reduced from 183.5 million due to a one-time restructuring charge and facility exit). The Company achieved 100.6%, 101.4%, 99.4% and 98.4% of the quarterly revenue targets and 102.9%, 101.1%, 99.6% and 100% of the quarterly EBITDA targets. The NEOs earned 101.3%, 101.3%, 99.5% and 98.9% of their target performance-based equity awards made prior to fiscal year 2018 with vesting based on fiscal year 2018 performance. Overall in fiscal year 2018, the Company achieved 100.0% of the annual revenue target for fiscal year 2018 performance with respect to performance-based awards made prior to fiscal 2018 and 100.9% of the annual EBITDA target for fiscal year 2018 performance with respect to performance-based awards made prior to fiscal 2018 and the executive officers earned 100.2% of such target performance-based equity awards based on fiscal year 2018 performance for awards made prior to fiscal year 2018.

Footnotes (4) and (5) of the Grants of Plan-Based Awards Table in Fiscal Year 2018 includes additional information regarding the performance-based equity compensation program in fiscal year 2018.

The performance formula and targets represent key metrics by which the Company is evaluated and provide an appropriate and effective balance of performance incentives to focus and motivate executive officers to maximize value for the Company’s shareholders without excessive risk-taking. Equity awards not earned for any performance period are forfeited. Generally, an NEO must be employed by the Company or its affiliates on each vesting date to receive the shares of Common Stock issuable on the vesting date.

On November 1, 2016, the Committee granted Mr. Reinland and Mr. DiLullo (among other executives) 7,301 restricted stock units scheduled to vest on November 1, 2018 as a retention grant to ensure the continuity of service and assistance in the transition to a new Chief Executive Officer for the Company (the Retention Grants). On December 6, 2017, in recognition of, among other things, Mr. Reinland’s long and distinguished service to the Company and contingent upon his continued service through May 1, 2018 to assist in the transition of his role, the Compensation Committee accelerated the vesting of Mr. Reinland’s Retention Grant from November 1, 2018 to May 1, 2018. In connection with Mr. DiLullo’s resignation in May 2018, the Company and Mr. DiLullo entered into a separation agreement and general release of all claims, whereby Mr. DiLullo agreed to, among other things, non-competition, non-solicitation and non-disparagement obligations in exchange for the Company accelerating the vesting of Mr. DiLullo’s Retention Grant. Mr. DiLullo forfeited the remainder of his unvested restricted stock units.

Fiscal Year 2018 Equity Awards

For the fiscal year 2018 annual equity awards (“2018 Equity Award”), the Compensation Committee approved the following awards to the NEOs as set forth below.

	2018 Equity Awards	Target Value
François Locoh-Donou	45,606	$5,500,000
Andrew Reinland	20,730	$2,500,000
John DiLullo	20,730	$2,500,000

In the case of Messrs. Locoh-Donou, Reinland and DiLullo, 50% of the awards vest in equal quarterly increments over four years and 50% of the awards are performance-based and vest in four equal (at target) annual increments over four years subject to the achievement of performance-based goals as set forth above.

Messrs. Pelzer, McMillan and Fountain and Ms. White received new-hire awards as set forth below.

	New Hire Equity Awards	Target Value
Frank Pelzer	31,067	$5,300,000
Steve McMillan	29,022	$3,500,000
Tom Fountain	22,065	$3,200,000
Ana White	20,686	$3,000,000

The new-hire awards are time-based and vest 25% on the first anniversary of the grant date for such award and quarterly thereafter over the following twelve (12) quarters provided that the executive remains employed with the Company.

Other Benefits and Perquisites

The Company’s executive officers participate in broad-based benefit plans that are available to other employees and are eligible for an executive physical exam. The Company does not currently provide additional material perquisites for its executive officers.

Clawback Policy

In addition to the clawback provisions of the Sarbanes-Oxley Act that apply to the Chief Executive Officer and Chief Financial Officer, the Board of Directors adopted a Clawback Policy for oversight and enforcement by the Compensation Committee. This clawback policy generally provides that in the event of a restatement of the Company’s financial results (other than due to a change in applicable accounting rules or interpretations) the result of which is that any performance-based compensation paid to a Company executive officer during the three years preceding the restatement would have been lower had it been calculated based on such restated results, the Compensation Committee will review the compensation. If the Compensation Committee determines that the amount of compensation actually paid or awarded to an executive officer (the “Awarded Compensation”) would have been lower had it been calculated based on the restated financial statement (the “Adjusted Compensation”), and that the executive officer engaged in intentional or unlawful misconduct that materially contributed to the need for the restatement, then the Compensation Committee may seek to recover for the benefit of the Company the excess of the Awarded Compensation over the Adjusted Compensation. The policy provides that the Compensation Committee will not seek recovery if it determines recovery would be unreasonable or contrary to the interests of the Company.

Stock Ownership and Stock Holding Guidelines

The guidelines were established to promote a long-term perspective in managing the business, further align the interests of the executive officers and the Company’s shareholders, and reduce any incentive for excessive short-term risk taking. The guidelines provide for the following stock ownership:

President and Chief Executive Officer	5x base salary
All Other Executive Officers.	2x base salary

Executive officers are required to achieve the ownership guidelines within three years after first being designated as an executive officer. Until the applicable guideline is achieved, the stock holding provisions require executive officers to retain a number of shares equal to not less than 20% of the Net Shares received as the result of the vesting of any RSUs. “Net Shares” are those shares that remain after shares are sold to pay withholding taxes. Shares of Common Stock that count toward satisfaction of the guidelines include shares purchased on the open market, shares obtained through stock option exercises or under the Company’s Employee Stock Purchase Plan, shares obtained through grants of RSUs, and shares beneficially owned in a trust by a spouse and/or minor children. Shares owned by executive officers are valued at the greater of (i) the price at the time of acquisition/purchase or (ii) the current market value.

Derivatives Trading and Hedging Policy

Under the Company’s “Insider Trading Policy,” the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The policy specifically prohibits directors, officers and other employees, and their family members, from engaging in short sales of the Company’s securities, transactions in puts, calls or other derivative securities on an exchange or in any other organized market, and certain hedging transactions related to the Company’s securities. In addition, directors, officers and other employees are prohibited, except under certain limited exceptions, from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Each of the NEOs complied with this policy during fiscal year 2018 and has no Company securities pledged or in margin accounts. A copy of the Company’s “Insider Trading Policy” may be found under the “Company — Investor Relations” section of our website, www.f5.com.

How Each Element Fits Into our Overall Compensation Objectives and Affects Other Elements of Compensation

Consistent with our philosophy that a significant amount of the executive officers’ compensation should be directly linked to the performance of the Company and align the interests of executive officers with the long-term interests of shareholders, a majority of the executives’ compensation is based on the Company achieving certain performance and financial targets. We do not have an exact formula for allocating between cash and equity compensation, but Mr. Locoh-Donou’s target total direct cash compensation (base salary plus the target bonus) is set at or near the 50th percentile range for chief executive officers of the Peer Group Companies and total direct compensation (cash and equity compensation) for Mr. Locoh-Donou is set at or near the 50th percentile as well. Target total direct cash compensation for the executive officers other than Mr. Locoh-Donou is at or near the 50th percentile range of total cash compensation for comparable executive officers in the Peer Group Companies with some variability based upon tenure and broader operational responsibilities and inducement packages, and total direct compensation (cash and equity compensation) for the executive officers is between the 50th and 75th percentiles. This is consistent with the Company’s overall compensation philosophy of targeting approximately the 60th percentile in cash compensation for other employees of the Company.

Impact of Accounting and Tax Treatments of a Particular Form of Compensation

The accounting and tax treatment of the elements of our compensation program is one factor considered in the design of the compensation program. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), the federal income tax deduction for certain types of compensation paid to certain executive officers of publicly-held companies is limited to $1 million per officer per fiscal year subject to limited exceptions. This limitation does not apply to certain compensation awards granted prior to November 3, 2017 that meet the transition requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if performance meets pre-established objective goals based on performance criteria approved by stockholders). Although the Compensation Committee considers the impact of Section 162(m) as well as other tax and accounting consequences when developing and implementing the Company’s executive compensation programs, the Committee retains the flexibility to design and administer compensation programs that are in the best interests of the Company and its shareholders. In addition, due to the ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the transition rule thereunder, no assurances can be given, that compensation even if intended by the Compensation Committee to satisfy the requirements for deductibility under Section 162(m) of the Code would, in fact, do so. The tax legislation enacted in December 2017 will likely result in more executive compensation not being tax deductible by the Company.

Role of Executive Officers in Determining Executive Compensation

The Compensation Committee annually assesses the performance of, and recommends to the full Board of Directors base salary and incentive compensation for, the Company’s President and Chief Executive Officer. The Company’s President and Chief Executive Officer recommends to the Compensation Committee annual base salary and incentive compensation adjustments for the other executive officers.

Employment Contracts and Double-Trigger Change-of-Control Arrangements

In May 2009, after an extensive review process and in consultation with Willis Towers Watson and outside legal counsel, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved the Company entering into change-of-control agreements with each of the executive officers (the “Change of Control Agreement”) (See “Potential Payments Upon Termination or Change of Control”). The Compensation Committee recognizes that the threat or possibility of an acquisition by another company or some other change of control event can be a distraction and believes that it is in the best interests of the Company and its shareholders to ensure that the Company will have the continued full attention and dedication of the NEOs notwithstanding the possibility, threat or occurrence of such an event. See the “2018 Potential Payments Upon Termination or Change of Control Table” for additional information regarding the potential payments and benefits that each NEO could receive under the change-of-control agreements. The change of control agreements feature a “double trigger” in that the executive officer will not receive the severance amount unless their employment is terminated under certain circumstance within two years after the change of control event. The RSU grant agreements issued to our NEOs provide that upon certain changes of control of the Company the vesting of outstanding and unvested RSUs will accelerate and the RSUs will become fully vested. We believe that the change-of-control provisions provide an additional tool for attracting and retaining key executive officers.

In addition to the foregoing, the Company provided Mr. Locoh-Donou with a written agreement providing that should the Company terminate Mr. Locoh-Donou without “Cause” as that term is defined in the Company’s standard form Change-of-Control agreement, or for “Good Reason” as described in his offer letter and further described in the section entitled “Potential Payments Upon Termination or Change of Control” below, it would pay him a severance amount equal to his first year salary and executive incentive compensation at target as well as the vesting of equity set to vest within the next six months following his termination or payment in lieu of such vest at the discretion of the Committee. Such payments are subject to Mr. Locoh-Donou’s resignation from the Board of Directors and compliance with a one-year non-competition agreement. There are currently no other written employment contracts with any of the NEOs. Each such officer is an “at-will” employee, and his or her employment may be terminated anytime with or without cause. In recognition of an executive officer’s service and contributions to the Company’s success, the Company may enter into a separation agreement with an executive officer. These agreements also include other customary terms and conditions, such as releases, and may also require the former executive to provide certain transition services or covenants not to compete at the request of the Company.

Mr. Pelzer’s offer letter provides him with severance protection for the first year of his employment as described in the section entitled “Potential Payments Upon Termination or Change of Control”.

Summary Compensation Table

The following table sets forth information concerning compensation for services rendered to us by (a) our Chief Executive Officer in fiscal year 2018, (b) our Chief Financial Officers (the “CFO”), (c) our three other most highly compensated executive officers who were serving as our executive officers at the end of fiscal year 2018 and (d) one former executive officer of the Company who would have been included among the three other most highly compensated executive officers had he continued to serve as an executive officer through September 30, 2018. These executive officers are collectively hereinafter referred to as the “Named Executive Officers” or “NEOs”.

Summary Compensation Table for Fiscal Year 2018

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)(9)	Total ($)(10)
François Locoh-Donou President and Chief Executive Officer	2018	$810,000	—		$4,991,565	$1,055,482	—	$6,857,047
	2017	$375,000	$800,000		$9,853,912	$463,353	$400,000	$11,892,265
Frank Pelzer(1) Executive VP and Chief Financial Officer	2018	$180,294	$500,000	(6)	$5,300,030	$158,463	—	$6,140,587
Andrew Reinland(2) Former Executive VP and Chief Financial Officer	2018	$373,762	—		$3,898,470	$227,876	$4,400	$4,504,508
	2017	$477,000	—		$4,807,327	$514,542	$7,194	$5,806,063
	2016	$450,000	—		$2,923,267	$388,409	$4,200	$3,765,876
Steve McMillan(3) Executive VP of Global Services	2018	$464,343	$300,000	(6)	$3,500,053	$419,094	$3,150	$4,686,640
Tom Fountain(4) Executive VP and Chief Strategy Officer	2018	$348,968	$500,000	(6)	$3,200,087	$347,777	$4,400	$4,401,232
Ana White(5) Executive VP and Chief Human Resources Officer	2018	$280,380	$400,000	(6)	$3,000,091	$166,933	$4,400	$3,851,804
John DiLullo(2) Former Executive VP of Worldwide Sales	2018	$322,756	—		$3,499,211	$244,080	$4,400	$4,070,447
	2017	$468,000	—		$2,687,685	$556,968	$4,400	$3,717,053
	2016	$361,068	—		$4,500,025	$407,590	$4,200	$5,272,883
(1)	Mr. Pelzer joined the Company on May 21, 2018. His salary and Non-Equity Incentive Plan Compensation amounts reflect pro-rata payments for the period of May 21, 2018 through September 30, 2018. Mr. Pelzer's Stock Awards amount reflects the full value of his new-hire award.
(2)	Messrs. Reinland and DiLullo resigned effective June 1, 2018 and May 4, 2018, respectively. Their salary and Non-Equity Incentive Plan Compensation amounts reflect pro-rata payments for the period of October 1, 2017 through June 1, 2018 and October 1, 2017 through May 4, 2018, respectively.
(3)	Mr. McMillan joined the Company on October 9, 2017. His salary and Non-Equity Incentive Plan Compensation amounts reflect pro-rata payments for the period of October 9, 2017 through September 30, 2018. Mr. McMillan's Stock Awards amount reflects the full value of his new-hire award.
(4)	Mr. Fountain joined the Company on January 15, 2018. His salary and Non-Equity Incentive Plan Compensation amounts reflect pro-rata payments for the period of January 15, 2018 through September 30, 2018. Mr. Fountain's Stock Awards amount reflects the full value of his new-hire award.
(5)	Ms. White joined the Company on January 24, 2018. Her salary and Non-Equity Incentive Plan Compensation amounts reflect pro-rata payments for the period of January 24, 2018 through September 30, 2018. Ms. White's Stock Awards amount reflects the full value of her new-hire award.
(6)	Messrs. Pelzer, McMillan, Fountain and Ms. White received one-time signing bonuses as a part of their employment offers in the amounts of $500,000, $300,000, $500,000 and $400,000, respectively.
(7)	This column represents the aggregate grant date fair value of RSUs treated as granted to NEOs in the applicable year computed in accordance with Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”) and determined as of the grant date under ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, please refer to note 1 in our financial statements, “Summary of Significant Accounting Policies — Stock-based Compensation,” included in our Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2018. Additional information about the RSUs appears in the Compensation Discussion and Analysis and in the Grants of Plan-Based Awards in Fiscal Year 2018 Table and related narrative.
(8)	This column represents the total cash incentive bonus paid to the NEOs for fiscal year 2018 under the Incentive Plan. 70% of the cash incentive bonus is based on the Company achieving target revenue for each quarter, and 30% is based on the Company achieving target

EBITDA for each quarter. In fiscal year 2018, the Company achieved 100.0% of the annual revenue target and 100.9% of the annual EBITDA target. As a result, the executive officers who participated for the four quarters in fiscal year 2018 earned 100.2% of their target cash incentive bonus in fiscal year 2018. For additional information, see footnote (2) of the Grants of Plan-Based Awards in Fiscal Year 2018 Table.

(9)	Items in the “All Other Compensation” column for fiscal year 2018 include $4,400 each in Company contributions to the 401(k) plan for Messrs. Reinland and Fountain and Ms. White, and $3,150 in Company contributions to the 401(k) plan for Mr. McMillan.
(10)	The Company did not provide any options for the applicable fiscal years and does not have a pension or nonqualified deferred compensation plan.

Grants of Plan-Based Awards in Fiscal Year 2018

				Estimated Possible Payouts Under Non-equity Incentive Plan Awards(2)				Estimated Possible Payouts Under Equity Incentive Plan Awards(5)			All Other Stock Awards: Number of Shares of Stock or Units (#)(6)	Grant Date Fair Value of Stock Awards ($)(9)
Name	Grant Date		Approval Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
François Locoh-Donou	11/1/2017(1)		10/27/2017	—	—		—	—	—	—	22,803	$2,750,042
	10/19/2017(1	)(3)	10/19/2017	—	—		—	4,317	5,397	10,793	—	$633,495
	12/6/2017(1	)(4)	12/6/2017	—	—		—	5,843	9,976	19,953	—	$1,608,028
				$842,400	$1,053,000		$2,106,000	—	—	—	—	—
Frank Pelzer	8/1/2018(1)		7/27/2018	—	—		—	—	—	—	31,067	$5,300,030
				$127,938	$159,923		$319,846	—	—	—	—	—
Andrew Reinland	11/1/2017(1)		10/27/2017	—	—		—	—	—	—	10,365	$1,250,019
	10/19/2017(1	)(3)	10/19/2017	—	—		—	6,526	8,157	16,314	—	$957,550
	12/6/2017(1	)(4)	12/6/2017	—	—		—	2,656	4,535	9,069	—	$731,039
	12/6/2017(7)		12/6/2017								7,301	$959,862
				$360,000	$450,000		$900,000	—	—	—	—	—
Tom Fountain	2/1/2018(1)		1/26/2018	—	—		—	—	—	—	22,065	$3,200,087
				$278,756	$348,444		$696,889	—	—	—	—	—
Steve McMillan	11/1/2017(1)		10/27/2017	—	—		—	—	—	—	29,022	$3,500,053
				$334,565	$418,207		$836,413	—	—	—	—	—
Ana White	2/1/2018(1)		1/26/2018	—	—		—	—	—	—	20,686	$3,000,091
				$133,874	$167,343		$334,685	—	—	—	—	—
John DiLullo	11/1/2017(1)		10/27/2017	—	—		—	—	—	—	10,365	$1,250,019
	10/19/2017(1	)(3)	10/19/2017	—	—		—	1,971	2,464	4,928	—	$289,249
	12/6/2017(1	)(4)	12/6/2017	—	—		—	2,656	4,535	9,069	—	$731,039
	5/3/2018(7)		5/3/2018								7,301	$1,228,904
				$385,600	$482,000		$964,000	—	—	—	—	—
				$500,000	$1,000,000	(8)	$2,000,000	—	—	—	—	—
(1)	RSUs granted under the 2014 Incentive Plan. No options were granted to the NEOs in fiscal year 2018.
(2)	Represents the cash incentive bonus opportunity for fiscal year 2018 under the Incentive Plan. The cash incentive bonus opportunity for Messrs. Pelzer, Fountain and Ms. White reflects a partial year incentive since they joined the Company on May 21, 2018, January 15, 2018 and January 24, 2018 respectively. Mr. Reinland’s cash incentive bonus opportunity reflects a full year incentive although his later retirement as Executive Vice President and CFO during the year resulted in him being eligible for only a pro rata portion of the incentive set forth. Mr. DiLullo’s cash incentive bonus opportunity reflects a full year incentive although his later departure as Executive Vice President, Worldwide Sales during the year resulted in him being eligible for only a pro rata portion of the incentive set forth.

70% of the cash incentive bonus is based on the Company achieving target revenue for the quarter and 30% is based on the Company achieving target EBITDA for the quarter. No cash incentive bonus will be paid for results less than 80% of an applicable target. The cash incentive bonus is paid on a linear basis above 80% of the targeted goals with a maximum possible payout capped at 200%. The actual cash incentive bonus earned for fiscal year 2018 is set forth above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2018 and more details regarding the cash incentive bonus is set forth in the Compensation Discussion and Analysis. Mr. Reinland’s cash incentive bonus was based on the first two quarters of fiscal year 2018 since he retired from employment as of June 1, 2018. Mr. DiLullo’s cash incentive bonus was based on the first two quarters of fiscal year 2018 since he resigned from employment as of May 4, 2018. Messrs. Pelzer, McMillan and Fountain and Ms. White’s cash incentive bonus was pro-rated based on their employment start dates of May 21, 2018, January 15, 2018, October 9, 2017 and January 24, 2018, respectively.

(3)	Represents (i) second year performance portion of the annual equity awards issued to Messrs. Reinland and DiLullo, in fiscal 2017 (12.5% of the total annual equity awards issued in fiscal year 2017) (the “2017 Performance Award”), (ii) third year performance portion of the annual equity awards issued to Mr. Reinland, in fiscal 2016 (12.5% of the total annual equity awards issued in fiscal year 2016) (the “2016 Performance Award”), (iii) fourth year performance portion of the annual equity awards issued to Mr. Reinland in fiscal 2015 (12.5% of the total annual equity awards issued in fiscal year 2015) (the “2015 Performance Award”) and (iv) the last two quarters of the first year performance portion and the first two quarters of the second year performance portion of the equity award issued to Mr. Locoh-Donou on May 1, 2017 (12.5% of the total equity award issued in fiscal 2017) (the “Locoh-Donou CEO Performance Award”), (together with the 2017 Performance Award, 2016 Performance Award, 2015 Performance Award, Locoh-Donou CEO Performance Award, collectively “Prior Performance Awards”). Under ASC Topic 718, the Performance Awards are treated as grants in fiscal year 2018 as the applicable performance targets were set in fiscal year 2018.
(4)	The performance-based annual equity awards issued to each of Messrs. Locoh-Donou, Reinland and DiLullo in fiscal year 2018 vest annually over four years, until such portion of the grant is fully vested on November 1, 2021. The Estimated Possible Payouts Under Equity Incentive Plan Awards is set forth for the first year performance portion of the Revenue metric (6.25% of the total annual equity awards issued in fiscal year 2018), first year performance portion of the Transformation metric (3.125% of the total annual equity awards issued in fiscal year 2018) and all four years performance portion of the TSR metric (12.5% of the total annual equity awards issued in fiscal year 2018) for the annual equity awards issued in fiscal year 2018 (21.875% of the total annual equity awards issued in fiscal year 2018) (the “2018 Performance Award”).

(5)	The Prior Performance Awards are subject to the same quarterly revenue and EBITDA goals set by the Board of Directors for the applicable periods in fiscal year 2018. 70% of these Prior Performance Awards are based on achieving at least 80% of the revenue goal and the other 30% is based on achieving at least 80% of the EBITDA goal. The Prior Performance Awards, if any, are paid on a quarterly basis linearly above 80% of the targeted goals with a maximum possible payout capped at 200%. Additional details regarding the equity incentive plan awards is set forth in the Compensation Discussion and Analysis.

At least 100% of both goals must be attained in order for the Prior Performance Awards to be awarded over 100%. Each goal is evaluated individually and subject to the 80% achievement threshold, 100% over-achievement threshold and achievement capped at 200% above target. The threshold payout represents 80% of the applicable Prior Performance Awards, the target payout represents 100% of the applicable Prior Performance Awards and the maximum capped achievement represents 200% of the applicable target Prior Performance Awards. For more details regarding the operation of the Prior Performance awards refer to the Compensation Discussion and Analysis.

The 2018 Performance Awards are subject to goals set by the Board of Directors for the fiscal year 2018. 50% of the 2018 Performance Award goal is based on the Company achieving target GAAP revenue for the fiscal year and 25% of the goal is based on the Company achieving target bookings for F5 Virtual Edition Software for the fiscal year 2018 over fiscal year 2017 for the fiscal year. Relative TSR to the S&P 500 Index will be weighted as 25% of the goal for all four fiscal year performance measures from fiscal 2018 through fiscal 2021.

50%of the 2018 Performance Award is based on achieving at least 80% of the Revenue goal, 25% is based on achieving at least 50% of the Transformation goal and 25% of the goal for all four fiscal year performance measures from fiscal 2018 through fiscal 2021 is based on achieving at least 50% of the TSR goal. Vesting and payment with respect to the 2018 Performance Award goal is linear above threshold of the applicable goal and is capped at achievement of 200% payout.

(6)	Represents the service-based 50% of the annual equity awards issued to each of Messrs. Locoh-Donou, Reinland and DiLullo in fiscal year 2018, which vest in equal quarterly increments over four years, until such portion of the grant is fully vested on November 1, 2021. Messrs. Pelzer, Fountain, McMillian and Ms. White’s new-hire equity awards vest 25% one year from the date of grant with the remaining 75% vesting in equal quarterly increments thereafter until such portion of the grant is fully vested on the fourth anniversary of the date of grant.
(7)	This reflects an acceleration of vesting of a portion of an outstanding award rather than a new grant.
(8)	Mr. DiLullo’s Sales Incentive Bonus represents a cash incentive bonus opportunity for fiscal year 2018 under the Incentive Plan. Because of Mr. DiLullo’s departure on May 4, 2018 he was not eligible for any payment under the Sales Incentive Bonus. More details regarding the Sales Incentive Bonus are set forth in the Compensation Discussion and Analysis.
(9)	This column represents the aggregate grant date fair value of the RSUs treated as granted to NEOs in fiscal year 2018, computed in accordance with ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, please refer to note 1 in our financial statements, “Summary of Significant Accounting Policies — Stock-based Compensation,” included in our Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2018. In determining the fair value of the portion of the performance awards based on TSR, the Company uses a Monte Carlo simulation model that employs the following key assumptions:
	Year Ended September 30, 2018
			Expected Volatility
Grant Date	Fair Value per Share	Expected Term (in years)	Risk-Free Interest Rate	F5 Networks	Index Members	Expected Dividend
December 6, 2017
Tranche 1	$181.94	0.82	1.61%	21.71%	20.59%	—
Tranche 2	$180.92	1.82	1.76%	24.98%	23.19%	—
Tranche 3	$184.48	2.82	1.89%	25.32%	24.83%	—
Tranche 4	$186.51	3.82	2.00%	26.05%	24.12%	—

The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected volatility is based on historical stock price volatility of the members of the S&P 500 Index, including the Company's stock, commensurate with the expected term of the awards. The Company does not anticipate declaring dividends in the foreseeable future. The assumptions above are based on management’s best estimates at that time, which impact the fair value of the performance awards calculated using a Monte Carlo simulation and, ultimately, the expense that will be recognized over the life of the awards.

Outstanding Equity Awards at September 30, 2018

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
François Locoh-Donou	65,154	(2)	$12,993,011	37,644	(6)	$7,506,966
Frank Pelzer	31,067	(3)	$6,195,381	—		$—
Andrew Reinland(4)	—		—	—		$—
Tom Fountain	22,065	(3)	$4,400,202	—		$—
Steve McMillan	29,022	(3)	$5,787,567	—		$—
Ana White	20,686	(3)	$4,125,202	—		$—
John DiLullo(4)	—		—	—		$—
(1)	No NEO had options outstanding at September 30, 2018.
(2)	Comprised of the following equity awards: (i) 5,398 RSUs which vests 25% on May 1, 2018 and the remaining 75% vests in equal quarterly increments through May 1, 2021; (ii) 26,387 RSUs which vests 331/3% on May 1, 2018 and the remaining 662/3% vests in equal quarterly increments through May 1, 2020; (iii) 14,841 RSUs which vests in equal quarterly increments through May 1, 2021; and (iv) 18,528 RSUs from the annual equity award issued in fiscal 2018 as set forth in footnote (6) to the Grants of Plan-Based Awards in Fiscal Year 2018 Table.
(3)	Represents new-hire equity awards issued in fiscal year 2018 to Messrs. Pelzer, Fountain, McMillan and Ms. White. Mr. Pelzer’s award vests 25% on August 1, 2019 and the remaining 75% vests in equal quarterly increments through August 1, 2022. Mr. Fountain’s award vests 25% on February 1, 2019 and the remaining 75% vests in equal quarterly increments through February 1, 2022. Mr. McMillan’s award vests 25% on November 1, 2018 and the remaining 75% vests in equal quarterly increments through November 1, 2021 and Ms. White’s award vests 25% on February 1, 2019 and the remaining 75% vests in equal quarterly increments through February 1, 2022.
(4)	Messrs. Reinland and DiLullo separated from the Company during fiscal year 2018.
(5)	Calculated by multiplying the number of unvested RSUs held by the NEO by the closing price of the Common Stock ($199.42) on September 28, 2018.
(6)	Comprised of 14,841 RSUs from Mr. Locoh-Donou’s May 1, 2017 new-hire equity award issued in fiscal year 2017 which vests in equal quarterly increments through May 1, 2021, subject to the Company achieving performance criteria and assuming target payout and 22,803 RSUs from the annual equity award issued in fiscal year 2018 which vests in equal annual installments through November 1, 2021, subject to the Company achieving performance criteria and assuming target payout. The RSUs from the new-hire equity award issued in fiscal year 2017 and the annual equity award issued in fiscal year 2018 for which the performance criteria have not been established as of September 30, 2018 have been treated as outstanding at target for purposes of this Table but are not yet treated as granted under ASC Topic 718.

Option Exercises and Stock Vested in Fiscal Year 2018

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
François Locoh-Donou	36,299	$5,829,982
Frank Pelzer	—	—
Andrew Reinland	30,467	$4,667,512
Steve McMillan	—	—
Tom Fountain	—	—
Ana White	—	—
John DiLullo	19,901	$3,051,895
(1)	There were no option exercises in fiscal year 2018.
(2)	Amounts reflect the closing price of the Common Stock on the day the stock award vested, multiplied by the number of shares.

Potential Payments Upon Termination or Change of Control

Each of our Named Executive Officers is an “at-will” employee, and his employment may be terminated at any time with or without cause.

The Company has entered into change of control agreements with Messrs. Locoh-Donou, Pelzer, Fountain and McMillan and Ms. White. These change of control agreements are “double trigger” agreements which provide a protection period of two years after a change of control during which the Named Executive Officer’s annual base salary and annual target incentive bonus cannot be reduced. In addition, each change of control agreement entitles the executive officer to severance benefits if his employment with the Company is terminated within two years after a change of control of the Company, unless such termination is (i) due to death or total disability, (ii) by the Company for cause, or (iii) by the executive officer without good reason. The amount of severance payable to Mr. Locoh-Donou will be equal to two times, and in the case of the other Named Executive Officers one times the sum of the executive officer’s (a) annual salary at the highest rate in effect in the 12 months preceding the change of control date and (b) highest annual target incentive bonus in effect in the 12 months preceding the change of control date. In addition, each Named Executive Officer will be entitled to a pro-rata annual bonus for the year in which his termination of employment occurs, and payment by the Company of premiums for health insurance benefit continuation for one year after termination of the Named Executive Officer’s employment, outplacement services for a period of up to 12 months with a cost to the Company of up to $25,000, and vesting of equity awards. The change of control agreements do not include a tax gross up payment provision. If payments under the change of control agreements or otherwise would subject a Named Executive Officer to the IRS parachute excise tax, the Company would then either (i) reduce the payments to the largest portion of the payments that would result in no portion of the payments being subject to the parachute excise tax or (ii) pay the full amount of such payments, whichever is better on an after-tax basis for the Named Executive Officer.

For purposes of the change of control agreements, a “change of control” is generally defined as (i) acquisition of beneficial ownership of at least 30% of our outstanding shares; (ii) the incumbent directors or those they approve cease to constitute a majority of the Board of Directors; (iii) a consummation of a reorganization, merger or consolidation unless, following such transaction: (A) more than 50% of the shares after the transaction are beneficially owned by persons who owned shares prior to the transaction in substantially the same proportions, (B) the incumbent Board members constitute more than 50% of the members of the Board, and (C) no person newly acquires beneficial ownership of at least 30% of the shares; (iv) the sale or other disposition of all or substantially all of our assets unless the conditions described above in (A), (B) and (C) are satisfied with respect to the entity which acquires such assets; or (v) our liquidation or dissolution. In addition, the RSU grant agreements issued to our Named Executive Officers provide that upon certain changes in control of the Company the vesting of outstanding and unvested RSUs will accelerate and such RSUs will become fully vested. Named Executive Officers held no outstanding options as of September 30, 2018.

The following table sets forth an estimate of the payments and benefits that each Named Executive Officer would have received if a change of control of the Company occurred on September 30, 2018 and termination of employment occurred immediately thereafter.

2018 Potential Payments Upon Termination or Change of Control Table(1)

Name	Benefit	Change of Control ($)	Termination After Change of Control($)(4)
François Locoh-Donou	Severance Amount(2)	—	$3,726,000
	Accelerated Vesting of RSUs(3)	$20,499,977	—
	Benefit coverage continuation	—	$28,112
	Outplacement services	—	$25,000
	Total	$20,499,977	$3,779,112

Frank Pelzer	Severance Amount(2)	—	$931,000
	Accelerated Vesting of RSUs(3)	$6,195,381	—
	Benefit coverage continuation	—	$28,112
	Outplacement services	—	$25,000
	Total	$6,195,381	$984,112

Tom Fountain	Severance Amount(2)	—	$980,000
	Accelerated Vesting of RSUs(3)	$4,400,202	—
	Benefit coverage continuation	—	$28,112
	Outplacement services	—	$25,000
	Total	$4,400,202	$1,033,112

Steve McMillan	Severance Amount(2)	—	$902,500
	Accelerated Vesting of RSUs(3)	$5,787,567	—
	Benefit coverage continuation	—	$28,112
	Outplacement services	—	$25,000
	Total	$5,787,567	$955,612

Ana White	Severance Amount(2)	—	$650,400
	Accelerated Vesting of RSUs(3)	$4,125,202	—
	Benefit coverage continuation	—	$23,816
	Outplacement services	—	$25,000
	Total	$4,125,202	$699,216
(1)	Assumes termination or change in control occurred on September 30, 2018. Because termination of employment is assumed to have occurred on September 30, 2018 (the end of the fiscal year), the prorated bonus otherwise payable upon a termination without cause or for good reason is not reflected in the table above.
(2)	The Severance Amount is the product of (a) annual salary and annual target incentive bonus, times (b) two for Mr. Locoh-Donou and one for the other Named Executive Officers.
(3)	Calculated by multiplying the number of unvested RSUs held by the NEO by the closing price of the Common Stock ($199.42) on September 28, 2018.
(4)	Amounts in the column “Termination after Change in Control” reflect amounts payable to the NEOs if terminated within two years after a change of control. Note that the acceleration of RSUs occurs upon a Change of Control regardless of whether employment is terminated and such acceleration is shown in the column “Change of Control.”

Mr. Locoh-Donou’s employment will be at-will and if the Company terminates Mr. Locoh-Donou’s employment without cause or he terminates his employment for good reason as defined in his employment agreement, the Company will provide to Mr. Locoh-Donou: (1) an amount equal to his first year base salary and his executive cash incentive compensation calculated at target and (2) at the Company’s discretion, either (a) vesting of Mr. Locoh-Donou’s equity scheduled to vest in the six months following the termination date or (b) the payment of cash equal to the value of such equity as of the termination date. If on September 30, 2018 Mr. Locoh-Donou’s employment had been terminated without cause or he terminated his employment for good reason, he would have been paid severance of $1,794,567 and the RSUs scheduled to vest from October 1, 2018 through March 31, 2019 would at the Company’s discretion either vest or the Company would pay Mr. Locoh-Donou the cash value of such RSUs. 15,814 service-based RSUs would have vested in the six-month period following September 30, 2018 and 8,341 performance-based RSUs would have vested in the first three month period following September 30, 2018 and assuming target performance for the second three month period following September 30, 2018, an additional 1,348 performance-based RSUs would have vested (with such aggregate 25,503 RSUs valued at $5,085,808 based on the closing price of Common Stock as of September 28, 2018 ($199.42)). Such payments are all contingent on Mr. Locoh-Donou’s compliance with certain non-competition restrictions for a period of 12 months following termination of employment described in his offer letter and his execution and the effectiveness of an appropriate general release of claims. The term “cause” shall have the meaning as defined in the change of control agreement referenced above and “good reason” shall have the meaning as defined in his offer letter. In no case shall Mr. Locoh-Donou be entitled to termination payments under both the Offer Letter and the change of control agreement.

The employment of Mr. Pelzer is also at will. Mr. Pelzer’s offer letter provides severance protection during his first year of employment if Mr. Pelzer’s employment is terminated without cause or he terminates his employment for good reason (as those terms are defined in the change of control agreement referenced above). If Mr. Pelzer’s employment had so terminated on September 30, 2018, Mr. Pelzer would have been paid severance equal to the sum of his base salary and his 90% of base salary target bonus for an aggregate severance amount of $931,000. The offer letter does not provide Mr. Pelzer with any severance payment if his employment terminates after May 20, 2019.

Pay Ratio

As provided for by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring companies to disclose the ratio of the median employee’s total annual compensation relative to total annual compensation of the CEO. As disclosed in the “Summary Compensation Table” above, the fiscal 2018 total annual compensation for our CEO was $6,857,047. We estimate that the fiscal 2018 total annual compensation for the median of all employees, excluding our CEO, was $146,911. The resulting ratio of our CEO’s total annual compensation to that of the median of all employees, excluding our CEO, for fiscal 2018 is 47 to 1.

We identified the median employee by (i) aggregating for each employee employed on September 30, 2018 (A) annual base salary for salaried employees or hourly rate multiplied by estimated work schedule for hourly and seasonal employees, in each case annualized for newly-hired employees and (B) target incentive compensation, (ii) converting amounts from local currency to U.S. dollars and (iii) ranking this compensation measure for our employees other than our CEO from lowest to highest. We identified the employee with the median target cash compensation calculated as described in the preceding sentence and then reviewed the ten employees with target cash compensation immediately above and the ten employees with target cash compensation immediately below such value to further analyze employee median compensation and confirm our median employee was representative. For these twenty-one employees, we calculated total annual compensation for such employees using the same methodology used to calculate the “Total” column of the “Summary Compensation Table”

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Report of the Audit Committee

The Audit Committee consists of directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. The Audit Committee charter is available on the “Company — Investor Relations” section of the Company’s website, located at http://www.f5.com/pdf/f5/f5-audit-committee-charter-2017.pdf.

On behalf of the Board of Directors, the Audit Committee oversees the Company’s financial reporting process and its internal controls over financial reporting, areas for which management has the primary responsibility. PricewaterhouseCoopers LLP, the independent registered public accounting firm (the “Auditors”), is responsible for expressing an opinion as to the conformity of the audited financial statements with accounting principles generally accepted in the United States of America and for issuing its opinions on management’s assessment and on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee oversees procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. In conjunction with its oversight of internal information systems, the Audit Committee receives periodic updates from the Company’s Chief Information Security Officer and Chief Information Officer on cyber security related topics including cyber threats to the Company and the status of the Company’s cyber security posture and risk mitigation efforts.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the Auditors the audited financial statements and the quarterly unaudited financial statements of the Company for the fiscal year ended September 30, 2018, matters relating to the Company’s internal controls over financial reporting, and the processes that support certifications of the financial statements by the Company’s Chief Executive Officer and Chief Financial Officer.

The Audit Committee discussed with the Auditors the overall scope and plans for the annual audit. The Audit Committee meets with the Auditors, with and without management present, to discuss the results of their examinations, their consideration of the Company’s internal controls in connection with their audit, and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed with the Auditors their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed and reviewed with the Auditors all matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has received the written disclosures and the letter from the Auditors required by applicable requirements of the PCAOB regarding the Auditors’ communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended September 30, 2018 be included in our annual report on Form 10-K for 2018 for filing with the Securities and Exchange Commission. The Audit Committee has also selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019. The Board of Directors is recommending that shareholders ratify this selection at the Annual Meeting.

Respectfully submitted,

Deborah L. Bevier Jonathan C. Chadwick, Chair Michael L. Dreyer Peter S. Klein

Fees Paid to PricewaterhouseCoopers LLP

The following is a summary of the fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended September 30, 2018 and 2017:

	Years Ended September 30,
Fee Category	2018	2017
Audit Fees	$2,409,708	$2,169,973
Audit-Related Fees	$99,500	$148,253
Tax Fees	$98,781	$127,224
All Other Fees	$64,319	$5,400
Total Fees	$2,672,308	$2,450,850

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements including consultations related to compliance with the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions and financial accounting and reporting standards, and other services related to registration statements and public offerings.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees. Consists of a software licensing fee.

Audit Committee Pre-Approval Procedures

The Audit Committee meets with our independent registered public accounting firm to approve the annual scope of accounting services to be performed and the related fee estimates. The Audit Committee also meets with our independent registered public accounting firm, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. During the course of the year, the Chairman of the Audit Committee has the authority to pre-approve requests for services that were not approved in the annual pre-approval process. The Chairman of the Audit Committee reports any interim pre-approvals at the following quarterly meeting. At each of the meetings, management and our independent registered public accounting firm update the Audit Committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved. During fiscal year 2018, all audit and non-audit services performed by PricewaterhouseCoopers LLP for the Company were pre-approved by the Audit Committee in accordance with the foregoing procedures.

Annual Independence Determination

The Audit Committee considered whether the provision of non-audit services is compatible with the principal accountants’ independence and concluded that the provision of non-audit services is and has been compatible with maintaining the independence of the Company’s external auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of January 7, 2019 by (a) each person known to the Company to own beneficially more than 5% of outstanding shares of Common Stock on January 7, 2019, (b) each director and nominee for director of the Company, (c) the NEOs, as defined herein, and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information.

Name and Address(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percent of Common Stock Outstanding(2)
BlackRock, Inc.(3) 55 East 52nd Street, New York, New York 10055	4,545,510	7.6%
The Vanguard Group(4) 100 Vanguard Blvd., Malvern, PA 19355	6,354,968	10.6%
François Locoh-Donou(5)	28,298	*
Frank Pelzer(6)	581	*
Andrew Reinland	532	*
Tom Fountain(7)	6,318	*
Stephen McMillan(8)	4,329	*
Ana White(9)	5,729	*
John DiLullo	600	*
A. Gary Ames	12,553	*
Sandra E. Bergeron	2,000	*
Deborah L. Bevier	7,152	*
Jonathan C. Chadwick	7,969	*
Michel Combes	0	*
Michael L. Dreyer	5,679	*
Alan J. Higginson	9,840	*
Peter S. Klein	5,036	*
John McAdam	9,017	*
Nikhil Mehta	0	*
Marie E. Myers	0	*
All directors and executive officers as a group (21 people)(10)	134,290	*
*	less than 1%.
(1)	Unless otherwise indicated, the address of each of the named individuals is c/o F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119.
(2)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire beneficial ownership within 60 days after January 7, 2019. Except as otherwise noted, to the Company’s knowledge each person or entity has sole voting and investment power with respect to the shares shown.
(3)	As reported by BlackRock, Inc. in a Schedule 13G/A filed on January 29, 2018.
(4)	As reported by The Vanguard Group in a Schedule 13G/A filed on February 9, 2018.
(5)	Includes 8,779 shares of Common Stock underlying RSUs granted under the 2014 Plan that are issuable within 60 days of January 7, 2019. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnotes (3) and (4) to the Grants of Plan-Based Awards in Fiscal Year 2018 Table.
(6)	Consists of 581 shares of Common Stock underlying RSUs granted under the 2014 Plan that are issuable within 60 days of January 7, 2019.
(7)	Includes 6,167 shares of Common Stock underlying RSUs granted under the 2014 Plan that are issuable within 60 days of January 7, 2019.
(8)	Includes 2,464 shares of Common Stock underlying RSUs granted under the 2014 Plan that are issuable within 60 days of January 7, 2019.
(9)	Consists of 5,729 shares of Common Stock underlying RSUs granted under the 2014 Plan that are issuable within 60 days of January 7, 2019.
(10)	Directors and executive officers as of January 7, 2019 so not reflecting shares owned by Mr. Reinland who retired effective June 1, 2018, Mr. DiLullo who resigned effective May 4, 2018 and Mr. Smith who resigned from the Board of Directors effective February 4, 2018. Includes 33,411 shares of Common Stock underlying RSUs granted under the 2014 Plan that are issuable within 60 days of January 7, 2019. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnotes (3) and (4) to the Grants of Plan-Based Awards in Fiscal Year 2018 Table.

Equity Compensation Plan Information

The following table provides information as of September 30, 2018 with respect to the shares of Common Stock that may be issued under the Company’s existing equity compensation plans.

	Column A	Column B	Column C
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (total securities authorized but unissued under the plans, less Column A)
Equity compensation plans approved by security holders(1)	1,263,350 (2)	$3.68 (3)	2,615,750 (4)
Equity compensation plans not approved by security holders(5)	49	$3.95	—
Total	1,263,399	$3.76	2,615,750
(1)	Consists of the F5 Networks, Inc. 2014 Incentive Plan and the F5 Networks, Inc. Assumed Defense.Net, Inc. 2012 Stock Option and Grant Plan (the “Defense.net 2012 Plan”). No additional options may be granted under the Defense.net 2012 Plan.
(2)	Includes 113 shares issuable upon exercise of outstanding options granted under the Defense.net 2012 Plan and 1,263,237 shares issuable upon vesting of outstanding RSUs granted under the 2014 Incentive Plan. Also included are performance-based RSU awards reported as outstanding at maximum achievement — 200% of the target award.
(3)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, including performance-based RSU awards, which have no exercise price.
(4)	Includes 652,351 shares reserved for issuance under the 2011 Employee Stock Purchase Plan (“ESPP Plan”).
(5)	Consists of the F5 Networks, Inc. Assumed Traffix Communication Systems Ltd. 2007 Israeli Employee Share Option Plan (the “Traffix 2007 Plan”). The material features of the Traffix 2007 Plan are set forth in Note 6 in our financial statements, “Summary of Significant Accounting Policies — Stock-based Compensation” included in our Annual Report to Shareholders on Form 10-K for the year ended September 30, 2018. The Company terminated the Traffix 2007 Plan effective January 3, 2014 and no additional shares may be issued from the Traffix 2007 Plan.
(6)	As of January 7, 2019, for all equity compensation plans, the number of securities to be issued upon exercise of outstanding options and rights totaled 1,811,915, which includes 162 shares issuable upon the vesting of outstanding options at a weighted-average exercise price of $3.76 and a weighted-average remaining option term of 4.47 years, and 1,811,753 shares issuable upon vesting of RSUs (assuming outstanding unearned performance-based RSU awards are earned at 200% maximum). As of January 7, 2019, the number of securities remaining available for future issuance under all equity compensation plans totaled 1,654,901, which includes 517,318 shares reserved for issuance under the ESPP and 1,137,583 shares reserved for issuance under the 2014 Incentive Plan (assuming outstanding unearned performance-based RSU awards are earned at 200% maximum). As of January 7, 2019, there were no securities remaining available for future issuance in connection with new awards under the Defense.net 2012 Plan or Traffix 2007 Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires each of the Company’s directors, executive officers, and beneficial owners of more than 10% of any class of equity securities of the Company registered under Section 12 of the Exchange Act to file reports of their ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all related Section 16(a) reports they file. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that all applicable Section 16(a) filing requirements related to transactions in Company securities were timely satisfied during fiscal year 2018.

PROPOSAL 1: ELECTION OF ELEVEN DIRECTORS

At the Annual Meeting, the shareholders will vote on the election of eleven directors nominated by the Board of Directors to serve until the annual meeting of shareholders for fiscal year 2019, and until their successors are elected and qualified. The Board of Directors has unanimously nominated A. Gary Ames, Sandra E. Bergeron, Deborah L. Bevier, Michel Combes, Michael L. Dreyer, Alan J. Higginson, Peter S. Klein, François Locoh-Donou, John McAdam, Nikhil Mehta and Marie E. Myers for election to the Board of Directors. The nominees indicated that they are willing and able to serve as directors. If a nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. At the Annual Meeting, the proxies being solicited will be voted for no more than eleven nominees.

Majority Vote Standard for Director Election

The Company’s Bylaws require that in an uncontested election each director will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. A share whose ballot is marked as withheld, which is otherwise present at the meeting but for which there is an abstention, or to which a shareholder gives no authority or direction shall not be considered a vote cast. In a contested election, the directors will be elected by the vote of a plurality of the votes cast. A contested election is one in which the number of nominees exceeds the number of directors to be elected.

In an uncontested election, a nominee who does not receive a majority vote will not be elected. Except as explained in the next paragraph, an incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which an inspector determines the voting results as to that director; (b) the date on which the Board of Directors appoints an individual to fill the office held by that director; or (c) the date of the director’s resignation.

The Board of Directors may fill any vacancy resulting from the non-election of a director as provided in our Bylaws. The Nominating and Corporate Governance Committee will consider promptly whether to fill the office of a nominee who fails to receive a majority vote in an uncontested election and make a recommendation to the Board of Directors about filling the office. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and within 90 days after the certification of the shareholder vote will disclose publicly its decision. No director who fails to receive a majority vote in an uncontested election will participate in the Nominating and Corporate Governance Committee’s recommendation or Board of Directors’ decision about filling his or her office.

For additional information, the complete Bylaws are available on our website at www.f5.com under the “Company — Investor Relations” section.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES.

PROPOSAL 2. APPROVAL OF THE 2014 INCENTIVE PLAN AS AMENDED AND RESTATED

At the Annual Meeting, the shareholders of the Company will be asked to approve the F5 Networks, Inc. 2014 Incentive Plan (“Amended Plan”), which amends and restates the 2014 Incentive Plan (“Plan”). The primary change in the Amended Plan is to increase the number of shares of Common Stock available for issuance under the Plan by 1,750,000 shares, extend the term of the Plan until March 13, 2029 and update the Plan for certain tax law changes.

The Plan is the Company’s primary equity incentive plan. Currently, there are no other equity incentive plans from which the Company can issue options and stock units. As of January 7, 2019, 1,137,583 shares remained available for the future grant of equity awards under the Plan (assuming outstanding unearned performance-based RSU awards are earned at 200% maximum).

The Amended Plan was approved by the Board of Directors on January 18, 2019 and will become effective upon receipt of the shareholders’ approval at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company represented and voting on the proposal at the Annual Meeting is required to adopt the Amended Plan.

The Board of Directors believes that the Plan has contributed to strengthening the incentive of participating employees to achieve the objectives of the Company and its shareholders by encouraging employees to acquire a greater proprietary interest in the Company. The Board of Directors believes that additional shares should be reserved for use under the Plan to enable the Company to attract and retain key employees through the granting of awards under the Plan. The proposed increase in the number of shares under the Plan is not required or intended to cover awards previously made under the Plan. As such, no new plan benefits have been granted to date, and future awards under the Amended Plan are not yet determinable. In the event that the required votes to approve the Amended Plan are not obtained, the Amended Plan will not become effective and the Company will continue to make grants of awards pursuant to the terms of the Plan as currently in effect and subject to applicable law.

In setting the number of proposed additional shares issuable under the Amended Plan, the Compensation Committee and the Board considered a number of factors including: shares currently available under the Plan and how long the shares available (both currently and assuming the approval by the shareholders of this Proposal 2) are expected to last; historical equity award granting practices; impact of equity awards under the Plan and expected value transfer and dilution.

In fiscal years 2016 to 2018, the Company used 4,505,198 of the shares authorized under the Plan to make equity awards (assuming performance-based RSU awards are earned at target). The approximate annual “run rate” for fiscal years 2016 to 2018 was on average 2.34% per year, based on the number of shares subject to all equity awards made under the Plan during each of the three fiscal year period (assuming performance-based RSU awards are earned at target) divided by the average number of shares of Common Stock outstanding as reported in the Form 10-Ks for each of the three fiscal year end periods. Based on our current grant practices and possible business growth, stock price, competitive pay practices and our continued use of performance awards, we estimate that the increased share reserve will allow us to continue to grant additional equity awards for approximately two (2) years.

Based on 60,008,456(A) shares outstanding as of January 7, 2019, if all 1,811,915(B) shares subject to outstanding awards under all equity compensation plans and all 1,137,583 (C) shares available for future awards under all equity compensation plans are ultimately issued, the shareholder dilution would be 4.68%. (Both outstanding and remaining shares available set forth in the preceding sentence were determined assuming outstanding unearned performance-based RSU awards are earned at 200% maximum.) If all of the additional 1,750,000 (D) shares authorized by the Amended Plan are also ultimately issued, the shareholder dilution would be 7.26%. [4.68% dilution = (B+C)/(A+B+C)] [7.26% dilution = (B+C+D)/(A+B+C+D)] In fiscal years 2016, 2017 and 2018, F5 repurchased 6,608,980; 4,561,213 and 4,074,170 shares respectively for a total of 15,244,363 shares in accordance with its share repurchase program. Purchases under our share repurchase program (as described in our Annual Report on Form 10-K) have enabled us to mitigate the dilutive effect of past awards under our equity plans. The following table illustrates the impact of the share repurchase program on our annual run rate and shareholder dilution for fiscal years 2016 to 2018:

	Current Status Reflecting Share Repurchase Program	Excluding Impact of Share Repurchase Program
Annual Run Rate	2.34%	2.16%
Shareholder Dilution	4.68%	3.77%
Shareholder Dilution (including additional 1,750,000 shares for Amended Plan)	7.26%	5.88%

In addition, the Company considered the shareholder value transfer and dilution policies of certain major proxy advisory firms.

Summary of the Plan

A copy of the Amended Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following description is a summary and does not purport to be a complete description and is qualified in its entirety by reference to the text of the Amended Plan set forth in Appendix A. See Appendix A for more detailed information.

General. The Plan provides for grants of nonstatutory stock options (“NSOs”), which are options that do not qualify as incentive stock options under Section 422 of the Code, and stock units to employees, including officers, or directors of and consultants to the Company or any affiliate of the Company. The Plan in addition to providing for such awards also specifically provides for performance shares, performance units, stock awards, stock appreciation rights and other cash-based awards or incentives payable in cash or in shares. The Plan also permits substitute awards in connection with a transaction without such awards reducing the number of shares available for new awards under the Plan. As of January 7, 2019, approximately 4,656 employees and 12 non-employee directors are eligible to participate in the Plan. Shares subject to awards that have lapsed or terminated, without having been exercised in full, may again become available for the grant of awards under the Plan. The Plan does not include an automatic share replenishment (“evergreen”) feature.

The Board of Directors or a committee appointed by the Board of Directors (in either case, the “Administrator”) administers the Plan. The Administrator has broad discretionary authority to determine which recipients and what types of awards are to be granted, including the exercise price, if any, applicable to awards, the number of shares subject to awards, the vesting and/or exercisability of awards and any other terms and conditions (including forfeiture conditions) that apply to awards. Any award may be granted either alone or in tandem with other awards.

The Board of Directors may amend the Plan; provided that no amendment will be effective unless approved by the shareholders of the Company if shareholder approval is necessary to satisfy applicable laws or stock exchange listing requirements. In addition, shareholder approval is required if the exercise price of any outstanding option is to be reduced (other than as a result of certain adjustments to outstanding awards to reflect corporate capital transactions, such as stock splits, a change in control of the Company or other reorganizations). The Amended Plan provides for termination on March 13, 2029, unless the Plan is terminated sooner by the Board of Directors.

If any change is made to the Common Stock without receipt of consideration by the Company (through merger, reorganization, stock split, stock dividend, combination of shares or similar change to the capital structure), the Plan and each outstanding award will be appropriately adjusted in (1) the number and kind of shares subject to the Plan, (2) the share limitations set forth in the Plan (including the limit of 2,000,000 shares that may be granted to any employee in any fiscal year), (3) the number and kind of shares covered by each outstanding award and (4) the exercise or purchase price per share subject to each outstanding award.

Section 162(m) Limitations. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid during any single year to certain executive officers. Prior to the Tax Cuts and Jobs Act of 2017, there was an exception to such tax deduction limitation for certain “performance-based compensation” that met the requirements specified in Section 162(m) of the Code and the regulations thereunder. Such exception may continue to be available for certain grandfathered awards pursuant to written binding contracts in effect on November 2, 2017 and may be relevant for certain jurisdictions which incorporate directly or indirectly Section 162(m) provisions in effect prior to the Tax Cuts and Jobs Act of 2017 (“Prior 162(m)”). One of the requirements for awards to qualify as performance-based compensation is that the shareholder-approved plan under which the awards are granted must include a limit on the number of shares granted to an individual under the plan. The Plan provides that no employee may be granted awards under the Plan covering more than 2,000,000 shares in any fiscal year, whether or not such awards are intended to be treated as performance-based compensation under Prior 162(m). The Plan also provides that no employee may be granted a cash award intended to be treated as performance-based compensation under Prior 162(m) of more than five million dollars in any fiscal year. The Company may grant awards including performance-based awards which do not qualify as performance-based compensation under Section 162(m) of the Code. In addition, due to the ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code, no assurances can be given, that compensation even if intended by the Company to satisfy the requirements for deductibility under Prior Section 162(m) of the Code would, in fact, do so.

Options. Any Options granted under the Plan are NSOs. The term of options granted under the Plan may not exceed 10 years. An optionee may not transfer options other than by will or the laws of descent or distribution. The per share exercise price of all options must be at least equal to the fair market value of a share of Common Stock on the date the option is granted. The closing price of the Common Stock as reported on the Nasdaq Global Select Market on January 7, 2019 was $163.82 per share. The Plan permits payment of an exercise price to be made by cash, check, wire transfer, other shares of Company Common Stock, broker assisted same-day sales, any other form of consideration permitted by applicable law and acceptable to the Board of Directors or any combination thereof. Options granted under the Plan vest at the rate specified in the option agreement.

Stock Units and Stock Awards. Stock Units under the Plan give the right to receive shares of Common Stock. Stock awards are awards of restricted or unrestricted shares of Common Stock. Each stock unit or stock award agreement will contain provisions regarding (1) the number of shares subject to such award, (2) the purchase price of the shares, if any, and the means of payment for the shares, (3) the performance or other criteria, if any, that will determine the number of shares vested, (4) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Board of Directors or other administrator of the Plan, (5) restrictions on the transferability of the award, and (6) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. In the event that a participant’s relationship with the Company terminates, the Company may reacquire any or all of the shares of Common Stock held by the participant that have not vested or which are otherwise subject to forfeiture conditions. Rights under a stock unit or stock award agreement may not be transferred other than by will or by the laws of descent and distribution.

Stock Appreciation Rights. A stock appreciation right (SAR) under the Plan would entitle a participant to receive a payment, in cash, shares of Common Stock, or a combination of both, in an amount equal to the difference between the fair market value of our Common Stock at the time of exercise and the grant price of the award, which may not be lower than the fair market value of our Common Stock on the day of grant. SARs may be exercised during a period of time of up to ten years after the grant date, as determined by the Administrator. Stock appreciation rights may be granted alone or in tandem with options or in any combination of these forms. Upon exercise of a stock appreciation right, a participant will receive payment in an amount equal to the product of the excess of the fair market value of a share of our Common Stock on the date of exercise over the base price multiplied by the number of shares of Common Stock with respect to which the stock appreciation right is exercised.

Performance Shares and Performance Units. A grant of performance shares or performance units under the Plan would entitle a participant to receive cash, shares of Common Stock (which may be in the form of restricted stock or stock units), or a combination of both, based on the degree of achievement of pre-established performance criteria over a performance period, as determined by the Administrator. The Administrator has discretion to determine the terms of any award of performance shares or performance units, including the maximum amount payable (subject to the Amended Plan’s stated limits), the performance period, performance criteria (which may be based on Company, group, unit, individual or other performance), and level of achievement versus these criteria, the timing of any payment, restrictions on an award of performance shares or performance units prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the Amended Plan. The Administrator may specify that all or a portion of an award of performance shares or performance units is intended to satisfy the requirements for “performance-based compensation” under Prior Section 162(m) of the Code using “qualifying performance criteria” described below.

Qualifying Performance Criteria. The Administrator may establish performance criteria and the level of achievement versus such criteria that determines the number of shares of Common Stock to be granted, retained, vested, issued, or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on qualifying performance criteria or other criteria based on Company, group, unit, individual or other performance. In addition, the Administrator may specify a percentage of an award that is intended to satisfy the requirements for “performance-based compensation” under Prior Section 162(m) of the Code, provided that the performance criteria for any portion of an award that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Prior Section 162(m) of the Code shall be a measure based on one or more qualifying performance criteria selected by the Administrator and specified at the time the award is granted. Notwithstanding satisfaction of any performance criteria, the number of shares issued under or the amount paid under an award may be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

Qualifying performance criteria may be any one or more of the following performance criteria: revenue; earnings before all or any of interest expense, taxes, depreciation and amortization; cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; net worth; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); sales (net, gross or growth measured by product line, territory, customers or other category); market share; operating margins; profits; profit margins; peer group performance; return on equity; stock price appreciation; total shareholder return; industry indices; costs; cost control; capital expenditures; strategic initiatives; market share; net income; achievement of balance sheet or income statement objectives; customer satisfaction, employee satisfaction, services performance, cash management or asset management metrics; or profitability of an identifiable business unit or product.

The qualifying performance criteria may be applied either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually, cumulatively over a period of years, or other period as determined by the Committee, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group. In addition, the Administrator may provide that qualifying performance criteria be adjusted as determined appropriate by the Administrator to the extent consistent with Prior Section 162(m) of the Code including, without limitation, to reflect extraordinary, unusual or infrequently occurring events, transactions or other items; acquired, discontinued or disposed operations; effects of changes in accounting principles, tax or other laws or requirements; regulatory capital requirements; or similar events or circumstances.

The Administrator, to the extent consistent with “performance-based compensation” within the meaning of Prior Section 162(m)(4)(C) of the Code, may provide that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales. To the extent deemed appropriate by the Administrator, they shall be prescribed in a form intended to satisfy the requirements for “performance-based compensation” within the meaning of Prior Section 162(m)(4)(C) of the Code.

The Amended Plan provides that it is not intended to modify in any material respect any award pursuant to a written binding contract in effect on November 2, 2017 that is intended to be “performance-based compensation” under Prior Section 162(m) of the Code.

No Repricing without Shareholder Approval. The Plan also provides that options and stock appreciation rights may not be repriced without shareholder approval, subject to the Plan’s adjustment provisions for changes in capitalization, such as stock splits, a change in control of the Company or other transactions.

Non-US Jurisdictions. Under the Plan, the Administrator specifically has the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of countries or jurisdictions other than the United States to ensure the viability of the benefits from awards granted to participants employed or providing services in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable laws or regulations outside the United States and meet the objectives of the Plan.

Transaction Adjustments. Subject to the provisions of any award agreement, upon certain changes in control of the Company as provided under the Plan, the surviving entity will either assume or substitute all outstanding awards under the Plan. If the surviving entity determines not to assume or substitute these awards, then with respect to persons whose service with the Company or any affiliate of the Company has not terminated before the change in control, the vesting of 50% of these awards (and the time during which these awards may be exercised) will accelerate and the awards will terminate if not exercised before the change in control.

Awards Granted to Certain Persons. All awards to directors, executive officers, and employees under the Plan are made at the discretion of the Administrator. Therefore, the benefits and amounts that will be received or allocated under the Amended Plan are not determinable at this time. No awards have been granted that are contingent on the approval of the Amended Plan. As of January 7, 2019, there were (i) no shares of Common Stock subject to outstanding options; and (ii) 1,137,583 shares of Common Stock subject to outstanding unvested stock units (assuming outstanding unearned performance-based RSU awards are earned at 200% maximum).

Since the initial approval of the Plan in 2005 through January 7, 2019, the following number of stock options have been granted under the Plan to the individuals and groups described in the table.

Name and Position/Group	Number of Options Granted
François Locoh-Donou President and Chief Executive Officer	0
Frank Pelzer Executive VP and Chief Financial Officer	0
Andrew Reinland Former Executive VP and Chief Financial Officer	0
Steve McMillan Executive VP of Global Services	0
Tom Fountain Executive VP and Chief Strategy Officer	0
Ana White Executive VP and Chief Human Resources Officer	0
John DiLullo Former Executive VP of Worldwide Sales	0
Executive Group	0
Non-Executive Director Group	75,000
Non-Executive Officer Employee Group	0

Certain Federal Income Tax Consequences

THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT, OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

Stock option grants under the Plan are intended to be NSOs. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company at that time. Under current tax laws, if a participant exercises a NSO as to vested shares (meaning, shares that are not subject to a substantial risk of forfeiture as further described below), he or she will recognize compensation income equal to the difference between the fair market value of the Common Stock on the exercise date and the stock option exercise price. The Company will be entitled to a corresponding deduction on its income tax return. Options granted under the Plan will generally not permit recipients to exercise the options as to unvested shares.

Generally, recipients of stock units, stock awards or performance shares (to the extent such awards are unvested at the time of grant) do not recognize income at the time of the grant of such awards. However, income tax is paid on the value of the stock at ordinary income rates when shares are no longer subject to a “substantial risk of forfeiture” or the units are converted to shares of Common Stock no longer subject to a “substantial risk of forfeiture”, and then at capital gain rates when the shares are sold. In certain cases, the participant may be eligible to make an election under Section 83(b) of the Code, in which case the timing of the tax recognition event and the amount of income recognized will differ from that described above.

A recipient of a performance unit or contingent right to cash generally will not have taxable income upon such grant. Taxation will generally occur when the performance unit or cash become payable. At that time, the recipient will generally recognize ordinary income equal to the amount then paid.

Section 162(m) Limitations. As discussed above, as a public company, the Company is subject to the tax-deduction rule of Section 162(m) of the Code (generally applicable to compensation in excess of $1 million paid to certain of the Company’s executive officers during any year other than certain grandfathered payments pursuant to written binding contracts in effect on November 2, 2017.).

Section 409A of the Code. If an award under the Plan constitutes nonqualified deferred compensation that is subject to Section 409A of the Code, certain requirements must be met (e.g., rules regarding deferral elections, distributions and acceleration of benefits). If the requirements are not satisfied, the participant may have to include an amount in income currently (or, if later, when no longer subject to a substantial risk of forfeiture), and may be subject to an additional tax equal to 20% of the amount included in income plus interest from the date of deferral (at the IRS underpayment rate plus 1%). NSOs are generally exempted from the requirements of Section 409A of the Code if certain requirements are satisfied (e.g., if the exercise price can never be less than the fair market value of the stock on the grant date).

To the extent that the payments or benefits provided under the Plan are considered deferred compensation subject to Section 409A of the Code, the Company intends for the Plan to comply with the standards for nonqualified deferred compensation established by Section 409A. The Amended Plan includes additional language regarding compliance with Section 409A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
APPROVAL OF 2014 INCENTIVE PLAN AS AMENDED AND RESTATED

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “for” this proposal.

PROPOSAL 3. APPROVAL OF THE 2011
EMPLOYEE STOCK PURCHASE PLAN AS AMENDED AND RESTATED

At the Annual Meeting, the Company’s shareholders are being asked to approve the 2011 ESPP as amended and restated to provide for the reservation of 2,000,000 additional shares of Common Stock for issuance thereunder. The ESPP originally authorized the issuance of 2,000,000 shares for purchase and was approved by the Company’s shareholders in May of 1999 and was subsequently amended, with the approval of the Company’s shareholders on April 29, 2004 to increase the shares issuable under the ESPP by 2,000,000 shares and subsequently amended, with the approval of the Company’s shareholders on March 12, 2009 to increase the shares issuable under the ESPP by an additional 2,000,000 shares and subsequently amended, with the approval of the Company’s shareholders on March 12, 2015 to increase the shares issuable under the ESPP by an additional 2,000,000 shares. As of January 7, 2019, 517,318 shares were available for future purchases. During calendar 2018, employees purchased 416,963 shares under the ESPP. Based upon current trends the Company anticipates it would exhaust the current shares available for purchase under the ESPP in calendar year 2019 or 2020. In accordance with past practices and anticipated participation, the Company is requesting 2,000,000 shares in order to allow it to fund the plan for approximately five (5) additional years. This time period may vary depending on the price of Company’s stock and plan participation. Therefore, the Company believes an increase is prudent to make available sufficient shares for issuance under the ESPP on an ongoing basis. On January 18, 2019, the Board of Directors approved an increase of 2,000,000 shares issuable under the ESPP, subject to shareholder approval. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company represented and voting on this proposal at the Annual Meeting is required to adopt the amendment to the ESPP. On January 7, 2019, the closing price of a share of the Company’s Common Stock as reported on the Nasdaq Global Select Market was $163.82.

The following is a summary of principal features of the ESPP and its operation. A copy of the ESPP, as amended and restated, is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. The following description of the ESPP is a summary and does not purport to be a complete description. See Appendix B for more detailed information.

General

The ESPP was adopted by the Board of Directors in April 1999 and amended since that time including to increase the number of shares as described above. In connection with the amendment and restatement of the ESPP, the Board of Directors has reserved a total of 2,000,000 additional shares of Common Stock for issuance thereunder. The Board of Directors believes that, in order to attract qualified employees to the Company and to provide incentives to its current employees, it is necessary to grant its employees the right to purchase Common Stock of the Company pursuant to the ESPP. Accordingly, the shareholders are being asked to approve the amendment and restatement of the ESPP.

The ESPP is implemented by offerings and purchase periods, each six months in duration, that commence on May 1 and November 1 of each year, or at such other time or times as may be determined by the Board of Directors. The ESPP is intended to qualify under Section 423 of the Code for employees subject to United States tax.

Purpose

The purpose of the ESPP is to provide employees (including officers and employee directors) of the Company with an opportunity to purchase Common Stock of the Company through payroll deductions.

Administration

The ESPP is administered by the Board of Directors of the Company or a committee appointed by the Board. At the present time, the ESPP is administered by the Compensation Committee of the Board of Directors. All questions of interpretation or application of the ESPP are determined by the Administrator.

Eligibility and Participation

Employees (including officers and employee directors) of the Company and its affiliates are eligible to participate in an offering under the ESPP, subject to certain limitations imposed by Section 423(b) of the Code, limitations on stock ownership as set forth in the ESPP and service requirements established by the Company.

Currently, the Company limits eligibility to full-time employees who are employed by the Company and designated affiliates five business days prior to the beginning of the offering period and part-time or seasonal employees whose customary employment is less than 20 hours per week or less than 5 months per calendar year do not participate. As of January 7, 2019, approximately 4,656 employees are eligible to participate in the ESPP. No employee shall be granted an option under the ESPP if (i) immediately after the grant such employee would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total voting power or value of all classes of stock of the Company or its subsidiaries, or (ii) such option would permit such employee to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock for each calendar year in which such option is outstanding at any time.

Eligible employees become participants in the ESPP by enrolling and authorizing payroll deductions prior to the applicable offering period. Payroll deductions generally commence on the first payroll following the beginning of the offering period and end on the last payroll paid on or prior to the last day (the “Purchase Date”) of the offering period to which the subscription agreement is applicable, unless sooner terminated by the participant.

Grant and Exercise of Option

At the beginning of an offering period, each participant is granted an option to purchase up to that number of shares determined by dividing such employee’s payroll deductions accumulated prior to the end of the offering period and retained in the participant’s account as of the end of the offering period at a purchase price determined as set forth below; provided that in no event is a participant permitted to purchase during each calendar year for which an option is outstanding more than a number of shares determined by dividing $25,000 by the fair market value of a share of the Common Stock at the beginning of the offering period, and provided further that such purchases are subject to the limitations set forth below. No participant may purchase more than 10,000 shares during an offering period unless a different maximum number of shares is established by the Board as a maximum for the offering period prior to the start of the offering period. The Company may make a pro rata reduction in the number of shares subject to options if the total number of shares which would otherwise be subject to options granted at the beginning of an offering period exceeds the number of remaining available shares in the ESPP. Unless an employee withdraws his or her participation in the ESPP by giving written notice to the Company of his or her election to withdraw all accumulated payroll deductions prior to the end of an offering period, the employee’s option for the purchase of shares will be exercised automatically at the end of the offering period, and the maximum number of full shares subject to the option which are purchasable with the accumulated payroll deductions in his or her account will be purchased at the applicable purchase price determined as provided below. During his or her lifetime, a participant’s option to purchase shares under the ESPP is exercisable only by him or her.

Purchase Price

The purchase price per share at which shares are sold to participating employees under the ESPP is the lower of (i) 85% of the fair market value per share of the Common Stock at the time the option is granted at the commencement of the offering period, and (ii) 85% of the fair market value per share of the Common Stock at the time the option is exercised on the applicable Purchase Date. The fair market value of the Common Stock on a given date shall be determined by the Board of Directors and will generally be based upon the last reported sales price of the Common Stock on the Nasdaq Global Select Market.

Payroll Deductions

The purchase price of the shares to be acquired under the ESPP is accumulated by payroll deductions during the offering period. The deductions may not be more than 15% of a participant’s aggregate compensation during the offering period. A participant may discontinue his or her participation in the ESPP during an offering period. Payroll deductions for a participant shall commence on the first payroll following the beginning of the offering period and shall continue until his or her participation is terminated as provided in the ESPP.

Termination of Employment

Termination of a participant’s employment for any reason, including retirement or death, cancels his or her option and his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the ESPP.

Adjustments

In the event any change is made in the Company’s capitalization in the middle of an offering period, such as a stock split, stock dividend, combination or reclassification, that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares subject to options under the ESPP and available under the ESPP.

In the event of a proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the ESPP shall be assumed or an equivalent substitute option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If the options are not assumed or substituted, the Administrator may elect to shorten the offering period then in progress by setting a new Purchase Date prior to the consummation of such sale or merger and notifying the optionees of the change in their Purchase Date.

The Administrator may also adopt modifications, procedures, subplans and the like, including a subplan not subject to the requirements of Section 423 of the Code, as may be necessary or desirable (i) to comply with provisions of the laws or regulations or conform to the requirements to operate the ESPP in a qualified or tax or accounting advantageous manner in countries or jurisdictions outside the United States in which the employer may operate or have employees, (ii) to ensure the viability of the benefits from the ESPP to eligible employees employed in such countries or jurisdictions outside the United States and (iii) to meet the objective of the ESPP.

Purchases under the ESPP by Certain Persons

The aggregate number of shares of Common Stock purchased under the ESPP since its inception are as follows: (i) François Locoh-Donou, President and Chief Executive Officer, 0 shares; (ii) Frank Pelzer, Executive VP and Chief Financial Officer, 0 shares; (iii) Steve McMillan, Executive VP of Global Services, 414 shares; (iv) Tom Fountain, Executive VP and Chief Strategy Officer, 151 shares; (v) Ana White, Executive VP and Chief Human Resources Officer, 0 shares; (vi) the Executive Group (which includes the NEOs separately referenced above), an aggregate of 21,041 shares; and (vii) the Non-Executive Officer Employee Group, an aggregate of 7,365,192 shares. Non-employee directors are not eligible to participate in the ESPP. Since its inception, no shares have been purchased under the ESPP by any associate of any such director, nominee or executive officer, and no other person has purchased shares with respect to five percent or more of the total amount of options granted under the ESPP.

New Plan Benefits

No purchase rights have been granted, and no shares have been issued, on the basis of the 2,000,000 share increase, which is the subject of this proposal. Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of the Company’s Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the share increase is approved by the shareholders. Non-employee directors are not eligible to participate in the ESPP.

Amendment and Termination of the Plan

The Board of Directors may at any time amend or terminate the ESPP without the approval of the shareholders, except that no amendment may be made to the ESPP without approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the ESPP or otherwise require shareholder approval to satisfy the requirements of Section 423 of the Code or any securities exchange listing requirement. No amendment or termination may impair options granted prior thereto except with the consent of the participant or as necessary to comply with law or Code provisions.

The ESPP has no expiration date.

Tax Information

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year after the applicable Purchase Date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain if the shares are held for more than one year after the Purchase Date. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or country other than the United States in which the participant may reside.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
APPROVAL OF 2011 ESPP AS AMENDED AND RESTATED

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “for” this proposal.

PROPOSAL 4. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors requests that the shareholders ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to make a statement if they desire to do so and to respond to questions by shareholders.

Although not required by the Company’s Bylaws or otherwise, the Audit Committee and the Board of Directors believe it appropriate, as a matter of good corporate practice, to request that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019. If the shareholders do not so ratify, the Audit Committee will reconsider the appointment and may retain PricewaterhouseCoopers LLP or another firm without re-submitting the matter to the Company’s shareholders. Even if the shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and the shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 5. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Our shareholders are entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. The Company is presenting this proposal which gives shareholders the opportunity to endorse or not endorse our executive compensation programs through an advisory vote for or against the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related disclosures in the proxy statement.”

•	As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” beginning at page 20, our executive compensation programs are designed to directly link executive officer compensation to and to reward executive officers for the Company’s financial performance and the creation of shareholder value. We believe that our executive compensation programs have achieved these objectives and the Board of Directors urges shareholders to approve the compensation of our NEOs by voting FOR the resolution set forth above. At the Annual Meeting for fiscal year 2017, over 86% of the votes cast supported the Company’s executive compensation resolution. In deciding how to vote on this proposal, the Board of Directors urges you to consider the following factors:

The Company’s Strong Performance

•	Record annual revenue $2.161 billion, up 3.4% over fiscal year 2017.
•	Record cash flows from operations of $761 million.
•	Record GAAP net income of $454 million.
•	$600 million returned to shareholders through stock buybacks.
•	F5’s BIG-IP Application Security Manager and Silverline WAF won SC Magazine’s Trust Award for Best Web Application Solution
•	F5 positioned in Forrester’s Wave for Web Application Firewalls as a “Leader”
•	F5 took honors for the greatest year-over-year cybersecurity revenue growth in the U.S. at the B2B Channel Performance Awards
•	Six Company employees were included in CRN’s 2018 Women of the Channel
•	F5 won NetworkWorld Asia Information Management Awards for Application Delivery Controllers, DDoS Protection, and Managed Security Services

Compensation and Governance Programs

•	We emphasize pay for performance and correlate executive compensation with the Company’s business objectives and performance, and the creation of shareholder value.
•	Incentive-based compensation is at risk if certain threshold performance metrics are not achieved.
•	Our compensation programs do not encourage excessive or unnecessary risks that could have a material adverse effect on the Company’s value or operating results.
•	We conduct an annual review of our executive compensation programs and utilize peer and survey group data to evaluate these programs and to ensure that they achieve the desired goals and objectives.
•	We have adopted stock ownership and stock holding guidelines for our executive officers to further ensure that the interests of the executive officers are aligned with those of our shareholders.
•	We have a policy which prohibits executive officers from engaging in short sales of the Company’s securities, transactions in puts, calls or other derivative securities on an exchange or in any other organized market, and certain hedging transactions related to the Company’s securities. In addition, executive officers are prohibited, except under certain limited exceptions, from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

•	The shareholder advisory vote on executive compensation for fiscal year 2017 was approved by over 86% of the votes cast.
•	We believe the revenue and EBITDA targets used for the incentive compensation are appropriate measurements as the Company’s ability to deliver consistent and strong financial performance is of crucial importance in maintaining and growing shareholder value, and furthers the shared interests of the Company’s executive officers and shareholders. The targets approved by the Compensation Committee each fiscal year require solid execution by the executive team. While the Compensation Committee believes that revenue and EBITDA targets continue to reflect metrics that drive the creation of shareholder value over time, the Committee also evaluates market conditions for executive compensation, shareholder feedback and the inputs of various proxy advisory services. In response to these various inputs, the Committee made changes to the long-term incentive program for fiscal year 2018 by adopting performance metrics for performance-based RSUs granted in fiscal year 2018 that are consistent with its executive compensation philosophy. The Committee now differentiates long-term performance-based equity incentive metrics from the short-term cash incentive program. More specifically, the Committee adopted metrics that are differentiated from the quarterly revenue and EBITDA measures, including:
•	annualized total Company revenue to continue the executive focus on revenue growth while incentivizing a longer-term view of that growth;
•	year-over-year growth in Company stand-alone software revenues to recognize and reward the Company’s shift to a more software focus; and
•	a relative total shareholder return component benchmarked against the S&P 500 to continue to align the compensation of the NEOs with shareholder return.
•	We conduct a shareholder advisory vote on executive compensation on an annual basis and meet regularly with shareholders and analysts. The Committee believes that the results of last year’s vote where the proposal met with over 86% shareholder approval represents a high level of approval of the Company’s executive compensation plan.

As an advisory vote, this proposal is not binding on the Company. However, our Board of Directors and our Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions regarding the Company’s NEOs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND THE RELATED DISCLOSURES

OTHER BUSINESS

Neither the Board of Directors nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING FOR FISCAL YEAR 2019

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in our 2019 proxy statement. These shareholder proposals must be submitted, along with proof of ownership of our Common Stock in accordance with Rule 14a-8(b), to our principal executive offices in care of our Corporate Secretary, F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119. We must receive all submissions no later than the close of business (5:00 p.m. Pacific Time) on September 27, 2019. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In addition, the Company’s Bylaws provide that any shareholder intending to propose any nominations or other business at our annual meeting for fiscal year 2019 must provide advance notice and such advance notice must be delivered to and received by the Company’s Secretary at the Company’s principal executive offices not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting, which in the case of the annual meeting for fiscal year 2019 would mean no earlier than November 14, 2019, and no later than December 14, 2019. However, the Bylaws also provide that in the event the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting, and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Company fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Each shareholder’s notice must contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and any shareholder associated person, (C) the class and number of shares of the Company that are beneficially owned by the shareholder and any shareholder associated person, (D) any material interest of the shareholder or a shareholder associated person in such business, (E) a statement whether either such shareholder or any shareholder associated person will deliver a proxy statement and form of proxy to holders of at least the percentage of the votes entitled to be cast on the proposal or nomination required under applicable law to carry the proposal or to elect the director and (F) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act or the Company’s Bylaws, in such shareholder’s capacity as a proponent of a shareholder proposal. With respect to any shareholder nominees for director such notice shall include as to each person (a “nominee”) whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the Company that are held of record or are beneficially owned by the nominee and any derivatives positions held or beneficially held by the nominee, (D) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, any such nominee with respect to the Company’s securities, (E) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (F) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be) or the Company’s Bylaws.

The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Shareholder nominations for the Board of Directors must also meet the other notice and content requirements of the Company’s Bylaws.

A copy of the full text of the provisions of the Company’s Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and Annual Reports to Shareholders with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for the Company by reducing printing and postage costs. Under this procedure, the Company will deliver only one copy of the Company’s Annual Report to Shareholders for fiscal 2018 (the “2018 Annual Report”) and this Proxy Statement to multiple shareholders who share the same address (if they appear to be members of the same family), unless the Company has received contrary instructions from an affected shareholder.

The 2018 Annual Report and this Proxy Statement may be found under the “Company — Investor Relations” section of the Company’s website at www.f5.com. The Company will deliver promptly upon written or oral request a separate copy of the 2018 Annual Report and this Proxy Statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the 2018 Annual Report or this Proxy Statement, shareholders should contact the Company at: Investor Relations, F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119. The Company’s telephone number at that location is (206) 272-5555.

If you are a shareholder, share an address and last name with one or more other shareholders and would like either to request delivery of a single copy of the Company’s Annual Report to Shareholders or proxy statements for yourself and other shareholders who share your address or to revoke your householding consent and receive a separate copy of the Company’s Annual Report to Shareholders or Proxy Statement in the future, please contact Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms also have instituted householding. If you hold your shares in “street name,” please contact your broker, nominee or other holder of record to request information about householding.

By Order of the Board of Directors

Scot F. Rogers Secretary

Appendix A

F5 NETWORKS, INC.
2014 INCENTIVE PLAN

1.	PURPOSES.

(a)   Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b)   Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock or from Company performance through the granting of Awards.

(c)   General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	DEFINITIONS.

(a)   “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)   “Applicable Laws” means the legal requirements relating to the administration of equity compensation plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(c)   “Award” means any right granted under the Plan, including an Option, Stock Award, Stock Unit, Stock Appreciation Right, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in Shares as may be designated by the Committee from time to time.

(d)   “Award Agreement” means a written or electronic agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(e)   “Board” means the Board of Directors of the Company.

(f)   “Code” means the Internal Revenue Code of 1986, as amended.

(g)   “Committee” means a committee appointed by the Board in accordance with subsection 3(c).

(h)   “Common Stock” means the common stock of the Company.

(i)   “Company” means F5 Networks, Inc., a Washington corporation.

(j)   “Consultant” means any person, including an advisor, (i) who is engaged by the Company or an Affiliate to render services other than as an Employee or as a Director or (ii) who is a member of the Board of Directors of an Affiliate.

(k)   “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity among the Company or an Affiliate for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service.

For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. Subject to Section 14(b), the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(l)   “Covered Employee” means the chief executive officer and the three (3) other highest compensated officers of the Company (other than the chief executive officer and chief financial officer) for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Prior Section 162(m) of the Code.

(m)   “Director” means a member of the Board of Directors of the Company.

(n)   “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(o)   “Employee” means any person employed by the Company or an Affiliate. Subject to the Applicable Laws, the determination of whether an individual (including a leased and temporary employees) is an Employee hereunder shall be made by the Board (or its Committee), in its sole discretion. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(p)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)   “Fair Market Value” means, as of any date, the value of the Common Stock as determined in good faith by the Committee. Unless otherwise determined by the Committee, if the Common Stock is listed on any established stock exchange, the Fair Market Value of a Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or such other exchange or market with the greatest volume of trading in the Common Stock) on the day of determination or, if the day of determination is not a market trading day, then on the last market trading day prior to the day of determination.

(r)   “Independent Director” means a Director who qualifies as an “independent” director under applicable Nasdaq rules (or the rules of any exchange on which the Common Stock is then listed or approved for listing).

(s)   “Non-Employee Director” means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)) and does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(t)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u)   “Option” means a nonstatutory stock option (meaning, an option not intended to qualify as an incentive stock option under Code Section 422) granted pursuant to the Plan.

(v)   “Outside Director” means a Director of the Company who either (i) is not a current Employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Prior Section 162(m) of the Code), is not a former Employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Prior Section 162(m) of the Code.

(w)   “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(x)   “Plan” means this F5 Networks, Inc. 2014 Incentive Plan.

(y)   “Prior Section 162(m) of the Code” means Section 162(m) of the Code as in effect prior to the amendments made to Section 162(m) of the Code by Section 13601 of the Tax Cuts and Jobs Act of 2017.

(z)   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(aa)   “Securities Act” means the Securities Act of 1933, as amended.

(bb)   “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 below.

(cc)   “Stock Appreciation Right” means a right granted under Section 8 to receive the excess of the Fair Market Value of a specified number of Shares over the grant price.

(dd)   “Stock Award” means an Award of Shares granted under Section 7 below, the rights of ownership of which may or may not be subject to restrictions prescribed by the Committee.

(ee)   “Stock Unit” means an Award giving the right to receive Shares granted under Section 7 below.

(ff)   “Substitute Award” means an Award granted in connection with a transaction in substitution, exchange, conversion, adjustment, assumption or replacement of awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company or an Affiliate merges or otherwise combines.

3.	ADMINISTRATION.

(a)   Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee or an administrator, as provided in subsection 3(c).

(b)   Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)   To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions, terms and conditions of each Award granted (which need not be identical as among Participants or as among types of Awards), including, without limitation: the time or times when a person shall be permitted to receive Shares or dollars pursuant to an Award, the number of Shares (if any) or dollars (if any) with respect to which an Award shall be granted to each such person, the exercise or purchase price (if any) of an Award, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, any pro rata adjustment to vesting as a result of a Participant’s transitioning from full- to part-time service (or vice versa), and any other restriction (including forfeiture restriction), limitation or term of any Award, based in each case on such factors as the Board, in its sole discretion, shall determine; provided, however, that such provisions, terms and conditions are not inconsistent with the terms of the Plan.

(ii)   In order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Awards to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

(iii)   To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)   To amend the Plan or an Award as provided in Section 16.

(v)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)   Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Prior Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, and/or solely of two or more Independent Directors under applicable Nasdaq (or other exchange) rules. The Board or the Committee may further delegate its authority and responsibilities under the Plan to an Officer. However, if administration is delegated to an Officer, such Officer may grant Awards only within guidelines established by the Board or the Committee, and only the Board or the Committee may make an Award to an Officer or Director. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the

Committee or subcommittee, or an Officer to whom authority has been delegated), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan, and unless otherwise specified by the Board shall retain any authority granted to a committee or individual hereunder unto itself.

4.	SHARES SUBJECT TO THE PLAN.

(a)   Share Reserve. Subject to the provisions of Section 15 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Awards, shall not exceed in the aggregate Twenty Million Four Hundred Eighty Thousand (20,480,000) Shares of Common Stock. Substitute Awards may be granted under the Plan and such Substitute Awards shall not reduce the aggregate number of Shares available for Awards under the Plan.

(b)   Limitation on Awards. No Employee shall be eligible to be granted Awards covering more than Two Million (2,000,000) Shares during any fiscal year of the Company.

(c)   Reversion of Shares to the Share Reserve. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised or settled in full, the Shares not acquired under such Award shall revert to and again become available for issuance under the Plan. Further, if any previously-issued Shares are forfeited under the terms and conditions of the Award, then any Shares so forfeited shall revert to and again become available for issuance under the Plan. The provisions of this Section 4(c) are qualified by Section 4(a) such that the total number of Shares issued and outstanding under the Plan at any time may not exceed the number set forth in Section 4(a) (as adjusted under Section 15).

(d)   Source of Shares. The stock subject to the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise.

5.	ELIGIBILITY.

Awards may be granted to Employees, Directors and Consultants.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)   Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)   Exercise Price of an Option. The exercise price of each Option shall be at least equal to the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted as a Substitute Award with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)   Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash, check or wire transfer at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option or subsequently by (1) by delivery to the Company of other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, (2) if, as of the date of exercise of an Option the Company then is permitting Employees to engage in a “same-day sale” cashless brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes, (3) in any other form of legal consideration that may be acceptable to the Board, or (4) any combination of the foregoing methods. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Board may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

(d)   Transferability of an Option. The Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

(e)   Vesting. The total number of Shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.

(f)   Termination of Continuous Service. In the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was vested in the Option Shares and entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(g)   Extension of Termination Date. Following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability), if the Participant would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act or violate any prohibition on trading on the basis of possession of material nonpublic information involving the Company and its business, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a), or (ii) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of such requirements.

(h)   Disability of Participant. In the event a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was vested in the Option Shares and entitled to exercise the Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate.

(i)   Death of Participant. In the event (i) a Participant’s Continuous Service terminates as a result of the Participant’s death or (ii) the Participant dies within the period (if any) specified in the Option Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Participant was vested in the Option Shares and entitled to exercise the Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(j)   Exercise Generally. Options shall be considered exercised when the Company (or its authorized agent) receives (i) written or electronic notice from the person entitled to exercise the Option of intent to exercise a specific number of Shares, (ii) full payment or appropriate provision for payment in a form and method acceptable to the Board or Committee, for the Shares being exercised, and (iii) if applicable, payment or appropriate provision for payment of any withholding taxes due on exercise. An Option may not be exercised for a fraction of a Share. The Option may, at the discretion of the Board or Committee, include a provision whereby the Participant may elect to exercise the Option as to Shares that are not yet vested. Unvested Shares exercised in such manner may be subject to a Company repurchase right under Section 14(h) or such other restrictions or conditions as the Board or Committee may determine.

(k)   Administrator Discretion. Notwithstanding the provisions of this Section 6, the Board or the Committee shall have complete discretion exercisable at any time to (i) extend the period of time for which an Option is to remain exercisable, following the Participant’s termination of Continuous Service, but in no event beyond the expiration date for the Option, and (ii) permit the Option to be exercised, during the applicable post-termination exercise period, not only with respect to the number of Shares that were vested on the date of termination, but also with respect to additional Shares on such terms and conditions as the Board or Committee may determine.

7.	PROVISIONS OF STOCK AWARDS AND STOCK UNITS.

Each Award Agreement reflecting the issuance of a Stock Award or Stock Unit shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)   Consideration. A Stock Award or Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company or an Affiliate for its benefit.

(b)   Vesting; Restrictions. Shares of Common Stock awarded under the Award Agreement reflecting a Stock Award or Stock Unit award may, but need not, be subject to a Share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Board.

(c)   Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the Shares of Common Stock held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the agreement.

(d)   Transferability. Rights to acquire Shares of Common Stock under a Stock Award or Stock Unit agreement shall not be transferable except by will or by the laws of descent and distribution, and Shares of Common Stock issued upon vesting of a Stock Award or Stock Unit shall be issuable during the lifetime of the Participant only to the Participant.

8.	STOCK APPRECIATION RIGHTS.

Each Award Agreement reflecting the issuance of a Stock Appreciation Right shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)   Grant Price. A Stock Appreciation Right may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem Stock Appreciation Right shall be equal to the exercise price of the related Option. The grant price of a freestanding Stock Appreciation Right shall be established in accordance with procedures for Options set forth in Section 6.

(b)   Term. A Stock Appreciation Right may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the Award Agreement evidencing the Stock Appreciation Right, the maximum term of a freestanding Stock Appreciation Right shall be ten years, and in the case of a tandem Stock Appreciation Right, (a) the term shall not exceed the term of the related Option and (b) the tandem Stock Appreciation Right may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem Stock Appreciation Right may be exercised only with respect to the shares for which its related Option is then exercisable.

(c)   Payment. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the Stock Appreciation Right by (b) the number of shares with respect to which the Stock Appreciation Right is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an Stock Appreciation Right may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

9.	PERFORMANCE AWARDS.

(a)   Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Subject to Section 11, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

(b)   Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Subject to Section 11, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

10.	OTHER STOCK OR CASH-BASED AWARDS.

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in Shares under the Plan.

11.	CODE SECTION 162(m) PROVISIONS.

Notwithstanding any other provision of the Plan to the contrary, if the Committee determines, at the time Awards are granted to a Participant who is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may, including, without limitation, for purposes of any jurisdiction that either directly or indirectly incorporates Prior Section 162(m) of the Code, provide that this Section 11 is applicable to such Award.

(a)   Performance Criteria. If an Award is subject to this Section 11, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” either individually, alternatively or in combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either annually, cumulatively over a period of years, or other period as determined by the Committee, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee, with such adjustments determined appropriate by the Committee to the extent consistent with Prior Section 162(m) of the Code including, without limitation, to reflect extraordinary, unusual or infrequently occurring events, transactions or other items; acquired, discontinued or disposed operations; effects of changes in accounting principles, tax or other laws or requirements; regulatory capital requirements; or similar events or circumstances: revenue; earnings before all or any of interest expense, taxes, depreciation and amortization; cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; net worth; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); sales (net, gross or growth measured by product line, territory, customers or other category); market share; operating margins; profits; profit margins; peer group performance; return on equity; stock price appreciation; total shareholder return; industry indices; costs; cost control; capital expenditures; strategic initiatives; market share; net income; achievement of balance sheet or income statement objectives; or customer satisfaction, employee satisfaction, services performance, cash management or asset management metrics; or profitability of an identifiable business unit or product (together, the “Performance Criteria”).

The Committee, to the extent consistent with “performance-based compensation” within the meaning of Prior Section 162(m)(4)(C) of the Code, may provide that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees and to the extent deemed appropriate by the Committee, they shall be prescribed in a form intended to satisfy the requirements for “performance-based compensation” within the meaning of Prior Section 162(m)(4)(C) of the Code.

(b)   Adjustment of Awards. Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 11, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

(c)   Limitations. Subject to adjustment from time to time as provided in Section 15, no Covered Employee may be granted Awards other than Performance Units subject to this Section 11 in any fiscal year period with respect to more than 2,000,000 Shares for such Awards, and the maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 11 granted to any Covered Employee in any one fiscal year is $5,000,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 11 as it may deem necessary or appropriate including to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Prior Section 162(m)(4)(C) of the Code, or any successor provision thereto.

Notwithstanding any other provision in the Plan, the Plan is not intended to modify in any material respect any Award pursuant to a written binding contract in effect on November 2, 2017 that is intended to be “performance-based compensation” under Prior Section 162(m) of the Code.

12.	COVENANTS OF THE COMPANY.

(a)   Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of Shares of Common Stock required to satisfy such Awards.

(b)   Securities Law Compliance. If the Company does not obtain from any regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Awards unless and until such authority is obtained.

13.	USE OF PROCEEDS FROM STOCK; UNFUNDED PLAN.

Proceeds from the sale of stock pursuant to Awards shall constitute general funds of the Company. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards hereunder, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any asset which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor any party authorized to administer the Plan be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor any party authorized to administer the Plan shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

14.	GENERAL.

(a)   Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, become exercisable or be settled in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first vest, be exercised or be settled.

(b)   Leave of Absence. The Board (or any other party to whom such authority has been delegated) shall have the discretion to determine whether and to what extent the vesting of Awards shall be tolled during any unpaid leave of absence consistent with law.

(c)   Dividends and Dividend Equivalents. No dividends or dividend equivalents shall be paid to Participants with respect to unvested Awards until such Awards vest but this sentence shall not prohibit the payment of dividends or dividend equivalents attributable to the period while Awards were unvested to be paid upon or after the vesting of the Award. Subject to the foregoing, Participants may, if the Committee so determines, be credited with dividends paid with respect to Shares underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Stock Awards or Stock Units. Furthermore, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(d)   Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms.

(e)   No Employment or other Service Rights. Nothing in the Plan or any instrument executed or any Award granted pursuant thereto shall confer upon any Participant or other holder of Awards any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(f)   Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Shares under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if the issuance of the Shares upon the exercise or acquisition of stock under the Award has been registered under a then currently effective registration statement under the Securities Act; or as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(g)   Withholding Obligations. To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Award; (iii) authorizing the Company to withhold amounts from amounts otherwise deliverable to the Participant as a result of Awards; or (iv) delivering to the Company owned and unencumbered Shares.

(h)   Stock Unit Repurchase Limitation. The terms of any repurchase option for a Stock Unit or Share shall be specified in the Award and may be at the Fair Market Value of the stock subject to the Award at the time of repurchase, at the original price or on such terms and conditions as the Board may determine (and as shall be reflected in the Award Agreement); provided however that this Section 14(h) shall in no way limit the Company’s ability to adjust any Award as provided under Section 15 below.

(i)   No Repricing. In no event shall the Committee have the right, without shareholder approval, to (i) lower the price of an Option or Stock Appreciation Right after it is granted, except in connection with adjustments provided in Section 15; (ii) take any other action that is treated as a repricing under generally accepted accounting principles; or (iii) cancel an Option or Stock Appreciation Right at a time when its exercise or grant price exceeds the fair market value of the underlying Share, in exchange for cash or another Award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; provided however that this Section 14(i) shall in no way limit the Company’s ability to adjust Awards as provided under Section 15 below.

(j)   Interpretation of Plan and Awards. In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected to the extent necessary to reform or delete such illegal, invalid or unenforceable provision. All questions arising under the Plan or under any Award shall be decided by the Board or the Committee in its or their total and absolute discretion and such decisions shall be final and binding on all parties.

(k)   Electronic Communication. Any document required to be delivered under the Plan, including under the Applicable Laws, may be delivered in writing or electronically. Signature may also be electronic if permitted by the Board or the Committee, and if permitted by Applicable Law.

(l)   Escrow of Shares. To enforce any restriction applicable to Shares issued under the Plan, the Board or the Committee may require a Participant or other holder of such Shares to deposit the certificates representing such Shares, with approved stock powers or other transfer instruments endorsed in blank, with the Company or an agent of the Company until the restrictions have lapsed. Such certificates (or other notations representing the Shares) may bear a legend or legends referencing the applicable restrictions.

(m)   Participants in Non-US Jurisdictions. Without amending the Plan, the Committee may grant Awards to Employees, Consultants or Directors who are not U.S. citizens on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of countries or jurisdictions other than the United States in which the Company or any Affiliate may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed or providing services in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable laws or regulations outside the United States and meet the objectives of the Plan.

(n)   Recoupment of Awards. All Awards (including Awards that have vested in accordance with the Award Agreement) shall be subject to the terms and conditions, if applicable, of any recoupment policy adopted by the Company from time to time or recoupment requirement imposed under applicable laws, rules or regulations or any applicable securities exchange listing standards.

15.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a)   Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 4(b) or 11(c), and the outstanding Awards will be appropriately adjusted in the class(es) and number of securities and price per Share of stock subject to such outstanding Awards. The Board, the determination of which shall be final, binding and conclusive, shall make such adjustments. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)   Change in Control — Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then such Awards shall be terminated if not exercised (if applicable) prior to such event.

(c)   Change in Control — Asset Sale, Merger, Consolidation or Reverse Merger or Acquisition of Stock.

(i)   In the event of (1) a sale of substantially all of the assets of the Company, or (2) a merger or consolidation in which the Company is not the surviving corporation, or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (4) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company, then any surviving corporation or acquiring corporation shall assume any Awards outstanding under the Plan or shall substitute similar awards (including with respect to an Award to acquire the same consideration paid to the shareholders in the transaction described in this subsection 15(c) for those outstanding under the Plan).

(ii)   For purposes of subsection 15(c) an Award shall be deemed assumed if, following the change in control, the Award confers the right to purchase in accordance with its terms and conditions, for each share of Common Stock subject to the Award immediately prior to the change in control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Common Stock on the effective date of the change in control was entitled.

(iii)   Subject to the provisions of any Award Agreement, in the event any surviving corporation or acquiring corporation refuses to assume such Awards or to substitute similar awards for those outstanding under the Plan, then with respect to Awards held by Participants whose Continuous Service has not terminated, the vesting of 50% of such Awards (and, if applicable, the time during which such Awards may be exercised or settled) shall be accelerated in full, and the Awards shall terminate if not exercised or settled (if applicable) at or prior to such event. With respect to any other Awards outstanding under the Plan, such Awards shall terminate if not exercised (if applicable) prior to such event.

(iv)   The Board shall at all times have the authority, in its sole discretion, to provide for additional or different vesting, exercisability, settlement or forfeiture conditions with respect to Awards than that reflected in this Section 15(c), provided that its determinations in this regard shall be reflected in the Award Agreement (including in amendments thereto) issued to the affected Participant.

16.	AMENDMENT OF THE PLAN AND AWARDS.

(a)   Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 15 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b)   Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

(c)   Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code or any other Applicable Law.

(d)   No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)   Amendment of Awards. The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

17.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)   Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 13, 2029. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)   No Impairment of Rights. Suspension or termination of the Plan shall not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.

18.	EFFECTIVE DATE OF PLAN.

The Plan was originally adopted by the Board on December 31, 2004 and originally approved by shareholders on February 24, 2005 and subsequently amended by the Board of Directors on January 8, 2007, January 23, 2007, August 5, 2007 and January 7, 2009. The Board of Directors approved amendments and restatements of the Plan on January 3, 2014, January 5, 2015 and January 20, 2017 which were subsequently approved by shareholders on March 13, 2014, March 12, 2015 and March 9, 2017, respectively. This amendment and restatement of the Plan has been approved by the Board on January 18, 2019, but it will only become effective when it is approved by the Company’s shareholders at the annual meeting of the Company’s shareholders on March 14, 2019 or any adjournment thereof (the “2019 Annual Meeting”). If this amendment and restatement is not approved by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote thereon, at the 2019 Annual Meeting in accordance with the laws of the State of Washington and other applicable requirements, this amendment and restatement shall be void and the terms of the Plan prior to this amendment and restatement shall instead govern.

19.	COMPLIANCE WITH LAWS AND REGULATIONS.

The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A of the Code (“Section 409A”) to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A and be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

20.	GOVERNING LAW.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Washington, without regard to such states conflict of laws rules. Participants irrevocably consent to the jurisdiction and venue of the state and federal courts located in the State of Washington.

Appendix B

F5 NETWORKS, INC
2011 EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE.

(a)   The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Affiliates may be given an opportunity to purchase Shares of the Company.

(b)   The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c)   The Company intends that the Rights to purchase Shares granted under the Plan be considered options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

2.	DEFINITIONS.

Certain terms used in the Plan have the meanings set forth in Appendix I.

3.	ADMINISTRATION.

(a)   The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subparagraph 3(d). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)   The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)   To determine when and how Rights to purchase Shares shall be granted and the provisions of each Offering of such Rights (which need not be identical).

(ii)   To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii)   To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)   To amend the Plan as provided in paragraph 14.

(v)   Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c)   Without limitation on paragraph 3(b) and without amending the Plan, the Board (or the Committee) may grant rights or establish other procedures to provide benefits to Eligible Employees outside of the United States on such terms and conditions different from those specified in this Plan as may, in the judgment of the Board (or the Committee), be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable (i) to comply with provisions of the laws or regulations or conform to the requirements to operate the Plan in a qualified or tax or accounting advantageous manner in other countries or jurisdictions in which the Company or any other Employer may operate or have employees, (ii) to ensure the viability of the benefits from the Plan to Eligible Employees employed in such countries or jurisdictions and (iii) to meet the objectives of the Plan. Further to the foregoing and notwithstanding anything to the contrary herein, the Board (or the Committee) may grant Rights under one or more subplans which do not qualify as an “employee stock purchase plan” under Section 423 of the Code and are not subject to the requirements of Section 423 of the Code.

(d)   The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members, all of the members of which Committee may be, in the discretion of the Board Non-Employee

Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.	SHARES SUBJECT TO THE PLAN.

(a)   Subject to the provisions of paragraph 13 relating to adjustments upon changes in securities, the Shares that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate ten million (10,000,000) Shares. If any Right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Right shall again become available for the Plan.

(b)   The Shares subject to the Plan may be unissued Shares or Shares that have been bought on the open market at prevailing market prices or otherwise.

5.	GRANT OF RIGHTS; OFFERING.

(a)   The Board may from time to time grant or provide for the grant of Rights to purchase Shares of the Company under the Plan to Eligible Employees in an Offering on an Offering Date or Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Rights to purchase Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 6 through 9, inclusive.

(b)   If a Participant has more than one Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Rights under the Plan, and (ii) an earlier-granted Right (or a Right with a lower exercise price, if two Rights have identical grant dates) will be exercised to the fullest possible extent before a later-granted Right (or a Right with a higher exercise price if two Rights have identical grant dates) will be exercised.

6.	ELIGIBILITY.

(a)   Rights may be granted only to Employees of the Company or, as the Board may designate as provided in subparagraph 3(b), to Employees of an Affiliate. Except as provided in subparagraph 6(b), an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate, as the case may be, for such continuous period preceding such grant as the Board may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years.

(b)   The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Right under that Offering, which Right shall thereafter be deemed to be a part of that Offering. Such Right shall have the same characteristics as any Rights originally granted under that Offering, as described herein, except that:

(i)   the date on which such Right is granted shall be the “Offering Date” of such Right for all purposes, including determination of the exercise price of such Right;

(ii)   the period of the Offering with respect to such Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii)   the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Right under that Offering.

(c)   No Employee shall be eligible for the grant of any Rights under the Plan if, immediately after any such Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

(d)   An Eligible Employee may be granted Rights under the Plan only if such Rights, together with any other Rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee’s rights to purchase Shares of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the fair market value of such Shares (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time.

(e)   The Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	RIGHTS; PURCHASE PRICE.

(a)   On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to the number of Shares purchasable either:

(i)   with a percentage designated by the Board not exceeding fifteen percent (15%) of such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; or

(ii)   with a maximum dollar amount designated by the Board that, as the Board determines for a particular Offering, (1) shall be withheld, in whole or in part, from such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering and/or (2) shall be contributed, in whole or in part, by such Employee during such period.

(b)   The Board shall establish one or more Purchase Dates during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(c)   In connection with each Offering made under the Plan, the Board may specify a maximum amount of Shares that may be purchased by any Participant as well as a maximum aggregate amount of Shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate amount of Shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of Shares upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount, the Board shall make a pro rata allocation of the Shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable. Unless a different maximum amount of Shares that may be purchased by any Participant during an Offering is determined by the Board prior to the start of an Offering, the maximum amount of Shares that may be purchased by any Participant during an Offering is 10,000 Shares.

(d)   The purchase price of Shares acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

(i)   an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Offering Date; or

(ii)   an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

8.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)   An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Employee’s Earnings during the Offering (as defined in each Offering). The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may be deposited in a separate account in the name of, and for the benefit of, such Participant with a financial institution designated by the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

(b)   At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the Participant) under the Offering, without interest unless otherwise specified in the Offering, and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering will have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c)   Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee’s employment with the Company or a designated Affiliate for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the terminated Employee) under the Offering, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

(d)   Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such Rights are granted.

9.	EXERCISE.

(a)   On each Purchase Date specified therefor in the relevant Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of Shares up to the maximum amount of Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional Shares shall be issued upon the exercise of Rights granted under the Plan unless specifically provided for in the Offering.

(b)   Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of Shares that is equal to the amount required to purchase one or more whole Shares on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering, without interest. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

(c)   No Rights granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

10.	ISSUANCE OF SHARES.

(a)   If on a given Purchase Date, the number of Shares with respect to which Rights are to be exercised exceeds the number of Shares then available under the Plan, the Board shall make a pro rata allocation of the Shares remaining available under the Plan in as nearly a uniform manner as shall be practical and as it shall determine to be equitable.

(b)   If the Company is unable to obtain from any regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Rights unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM SHARES.

Proceeds from the sale of Shares pursuant to Rights granted under the Plan shall constitute general funds of the Company.

12.	RIGHTS AS A SHAREHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Rights granted under the Plan unless and until the Participant’s Shares acquired upon exercise of Rights under the Plan are issued. No adjustment will be made for dividends or other rights for which the record date is prior to the date of issuance.

13.	ADJUSTMENTS UPON CHANGES IN SECURITIES.

(a)   If any change is made in the Shares subject to the Plan, or subject to any Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of Shares subject to the Plan pursuant to subparagraph 4(a), and the outstanding Rights will be appropriately adjusted in the class(es), number of Shares and purchase limits of such outstanding Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction that does not involve the receipt of consideration by the Company.)

(b)   In the event of: (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then: (1) any surviving or acquiring corporation shall assume Rights outstanding under the Plan or shall substitute similar rights (including a right to acquire the same consideration paid to Shareholders in the transaction described in this subparagraph 13(b)) for those outstanding under the Plan, or (2) in the event any surviving or acquiring corporation refuses to assume such Rights or to substitute similar rights for those outstanding under the Plan, then, as determined by the Board in its sole discretion such Rights may continue in full force and effect or the Participants’ accumulated payroll deductions (exclusive of any accumulated interest which cannot be applied toward the purchase of Shares under the terms of the Offering) may be used to purchase Shares immediately prior to the transaction described above under the ongoing Offering and the Participants’ Rights under the ongoing Offering thereafter terminated.

14.	AMENDMENT OF THE PLAN.

(a)   The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Affiliate, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code and any Nasdaq or other securities exchange listing requirements. Currently under the Code, shareholder approval within twelve (12) months before or after the adoption of the amendment is required where the amendment will:

(i)   Increase the amount of Shares reserved for Rights under the Plan;

(ii)   Modify the provisions as to eligibility for participation in the Plan to the extent such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code; or

(iii)   Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code.

(b)   It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Rights granted under it into compliance therewith.

(c)   Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code or are exempt from or comply with the requirements of Section 409A of the Code.

15.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)   The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the Shares subject to the Plan’s reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)   Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.	TREATMENT OF ELIGIBLE EMPLOYEES OUTSIDE OF THE UNITED STATES.

Eligible Employees who are paid in foreign currency, and who contribute foreign currency to the Plan through contributions or payroll deductions will have such amounts converted to U.S. dollars. The exchange rate and method for such conversion will be determined as prescribed by the Board or Committee. In no event will any procedure implemented for dealing with exchange rate fluctuations that may occur during an Offering result in a purchase price below the purchase price permitted under subparagraph 7(d) of the Plan. Each Eligible Employee shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Eligible Employee amounts are converted to U.S. dollars and the Purchase Date.

17.	WITHHOLDING.

The Employer shall have the power and the right to (a) deduct, withhold or cause the sale of Shares purchased pursuant to an Offering under the Plan to obtain, (b) deduct or withhold from any other compensation to the Participant, or (c) require a Participant to remit to the Employer, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

18.	SECTION 409A.

Rights under the Plan are intended to be exempt from the application of Section 409A of the Code and the Plan is intended to be interpreted consistent with such intention. Notwithstanding the foregoing, neither the Company nor the Board shall have any liability to any Participant or any other party if the Rights under the Plan are not exempt from or compliant with Section 409A of the Code.

19.	NO RIGHT OF EMPLOYMENT.

Neither the grant nor the exercise of any Right under the Plan nor anything in this Plan shall impose upon the Company or any other Employer any obligation to employ or continue to employ any Eligible Employee. The right of the Company or any other Employer to terminate any Employee shall not be diminished or affected because any Rights have been granted to such Employee.

20.	OBLIGATION TO MAINTAIN SHARES WITH BROKER.

Without limitation on the Participant’s or former Participant’s ability to sell, transfer, or otherwise makes a disposition of Shares purchased pursuant to an Offering under the Plan and without limitation on paragraph 3, Participants and former Participants must maintain any Shares purchased pursuant to an Offering under the Plan at the broker designated by the Committee unless the Committee determines otherwise.

21.	EFFECTIVE DATE AND HISTORY OF PLAN.

The 1999 Employee Stock Purchase Plan was originally adopted by the Board and approved by shareholders in 1999 and subsequently amended as set forth on Appendix II. The 2011 Employee Stock Purchase Plan is an amendment and restatement of the 1999 Employee Stock Purchase Plan, as amended.

APPENDIX I

DEFINITIONS

(a)   “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)   “Board” means the Board of Directors of the Company.

(c)   “Code” means the United States Internal Revenue Code of 1986, as amended.

(d)   “Committee” means a Committee appointed by the Board in accordance with subparagraph 3(d) of the Plan.

(e)   “Company” means F5 Networks, Inc., a Washington corporation.

(f)   “Director” means a member of the Board.

(g)   “Earnings” means, unless otherwise determined by the Board, cash compensation actually paid to an Eligible Employee during the specified period.

(h)   “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering.

(i)   “Employee” means any person, including Officers and Directors, employed by the Company or an Affiliate of the Company. Neither service as a Director nor payment of a director’s fee shall be sufficient to constitute “employment” by the Company or the Affiliate.

(j)   “Employee Stock Purchase Plan” means a plan that grants rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(k)   “Employer” means the Company and the Affiliates designated from time to time pursuant to subparagraph 3(b) of the plan to participate in the Plan.

(l)   “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(m)   “Fair Market Value” means the value of a security, as determined in good faith by the Board. Unless otherwise determined by the Board, if the security is listed on any established stock exchange, then, except as otherwise provided in the Offering, the Fair Market Value of the security shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the relevant determination date.

(n)   “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)) and does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(o)   “Offering” means the grant of Rights to purchase Shares under the Plan to Eligible Employees.

(p)   “Offering Date” means a date selected by the Board for an Offering to commence.

(q)   “Participant” means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

(r)   “Plan” means this F5 Networks, Inc. 2011 Employee Stock Purchase Plan.

(s)   “Purchase Date” means one or more dates established by the Board during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(t)   “Right” means an option to purchase Shares granted pursuant to the Plan.

(u)   “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

(v)   “Securities Act” means the United States Securities Act of 1933, as amended.

(w)   “Share” means a share of the common stock of the Company.

APPENDIX II

HISTORY:
ORIGINALLY ADOPTED BY BOARD OF DIRECTORS APRIL 5, 1999
ORIGINALLY APPROVED BY SHAREHOLDERS MAY, 1999
AMENDMENT ADOPTED BY BOARD OF DIRECTORS JANUARY 26, 2004
AMENDMENT ADOPTED BY SHAREHOLDERS APRIL 29, 2004
SECOND AMENDMENT ADOPTED BY BOARD OF DIRECTORS JANUARY 7, 2009
SECOND AMENDMENT ADOPTED BY SHAREHOLDERS MARCH 12, 2009
AMENDMENT ADOPTED BY BOARD OF DIRECTORS SEPTEMBER 9, 2010
AMENDMENT AND RESTATEMENT ADOPTED BY BOARD OF DIRECTORS JULY 14, 2011
AMENDMENT AND RESTATEMENT ADOPTED BY BOARD OF DIRECTORS JANUARY 5, 2015
AMENDMENT AND RESTATEMENT ADOPTED BY SHAREHOLDERS MARCH 12, 2015
AMENDMENT AND RESTATEMENT ADOPTED BY BOARD OF DIRECTORS JANUARY 18, 2019

TERMINATION DATE:	NONE

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F5 NETWORKS, INC.

The Board of Directors recommends you vote FOR the following eleven Director Nominees:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. A. Gary Ames	☐	☐	☐
1b. Sandra E. Bergeron	☐	☐	☐
1c. Deborah L. Bevier	☐	☐	☐
1d. Michel Combes	☐	☐	☐
1e. Michael L. Dreyer	☐	☐	☐
1f. Alan J. Higginson	☐	☐	☐
1g. Peter S. Klein	☐	☐	☐
1h. François Locoh-Donou	☐	☐	☐
1i. John McAdam	☐	☐	☐
1j. Nikhil Mehta	☐	☐	☐
1k. Marie E. Myers	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain
2. Approve the F5 Networks, Inc. 2014 Incentive Plan.	☐	☐	☐
3. Approve the F5 Networks, Inc. 2011 Employee Stock Purchase Plan.	☐	☐	☐
4. Ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2019.	☐	☐	☐
5. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

NOTE: This proxy is revocable and when properly executed, will be voted in the manner directed by the undersigned shareholder. **UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND FOR PROPOSAL 5.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/Form 10-K are available at www.proxyvote.com.

E55203-P16575

F5 NETWORKS, INC.
FISCAL YEAR 2018
ANNUAL MEETING OF SHAREHOLDERS
March 14, 2019

The undersigned hereby appoints François Locoh-Donou and Scot F. Rogers (collectively, the "proxies"), and each of them, with full power of substitution, as proxies to vote at the annual meeting of shareholders of F5 Networks, Inc. (the "Company") for fiscal year 2018, to be held on March 14, 2019 at 11:00 a.m., Pacific Time, at F5 Networks, Inc., 351 Elliott Avenue West, Seattle, Washington 98119, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company, held or owned by the undersigned, as directed on the reverse side of this proxy card, and in his discretion upon such other matters as may come before the meeting.

This proxy is revocable and when properly executed, will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND FOR PROPOSAL 5.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO BE SIGNED ON REVERSE SIDE